                                                                    Exhibit 2.12

                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                          HOME CREDIT ACQUISITION INC.,

                             U.S. HOME SYSTEMS, INC.

                                       and

                           FIRST CONSUMER CREDIT, LLC,

                                     and its

                              MEMBERS LISTED HEREIN

                         Dated as of September 28, 2001

                                TABLE OF CONTENTS

ARTICLE I  Definitions ......................................................................      1
     Section 1.1    Defined Terms ...........................................................      1

ARTICLE II  The Merger ......................................................................      7
     Section 2.1    The Merger ..............................................................      7
     Section 2.2    Filing ..................................................................      8
     Section 2.3    Effectiveness of the Merger .............................................      8
     Section 2.4    Merger Consideration ....................................................      8
     Section 2.5    Calculation Formula; Termination ........................................      8
     Section 2.6    Asset Sale and Distribution .............................................      9
     Section 2.7    Current Liabilities .....................................................      9
     Section 2.8    Effects of Merger .......................................................     10
     Section 2.9    Closing .................................................................     10

ARTICLE III  Representations and Warranties of Parent and Sub ...............................     10
     Section 3.1    Validity and Capitalization .............................................     10
     Section 3.2    Formation of Sub ........................................................     10
     Section 3.3    Corporate Authorization .................................................     11
     Section 3.4    Compliance with Applicable Law ..........................................     11
     Section 3.5    Litigation, Actions and Proceedings .....................................     11
     Section 3.6    Non-Contravention .......................................................     11
     Section 3.7    Issuance of Stock .......................................................     12
     Section 3.8    SEC Documents and Filing Requirements ...................................     12
     Section 3.9    NASDAQ SmallCap Market Requirements .....................................     13

ARTICLE IV  Representations and Warranties of Company .......................................     13
     Section 4.1    Validity and Capitalization .............................................     13
     Section 4.2    Corporate Records .......................................................     14
     Section 4.3    Corporate Authorization .................................................     14
     Section 4.4    Compliance with Applicable Law ..........................................     14
     Section 4.5    Required Licenses and Permits ...........................................     15
     Section 4.6    Governmental Notices ....................................................     15
     Section 4.7    Non-Contravention .......................................................     15
     Section 4.8    Government Approvals; Required Consents .................................     15
     Section 4.9    Material Contracts ......................................................     16
     Section 4.10   Subsidiaries and Affiliates .............................................     17
     Section 4.11   Actions and Proceedings .................................................     17
     Section 4.12   Tax Matters. ............................................................     17
     Section 4.13   Title to Properties; Encumbrances .......................................     18
     Section 4.14   Intellectual Property ...................................................     19
     Section 4.15   Employee Matters ........................................................     19
     Section 4.16   Environmental Matters ...................................................     19
     Section 4.17   Labor Matters; Employee Benefit Plans; Employment, Termination and
                    Severance Agreements ....................................................     20
     Section 4.18   Leased Premises .........................................................     23
     Section 4.19   Financial Data ..........................................................     23

     Section 4.20   Ownership of Parent's Common Stock .....................    24
     Section 4.21   Disclosure .............................................    24
     Section 4.22   Brokers ................................................    24
     Section 4.23   Adverse Agreements .....................................    24
     Section 4.24   Insurance ..............................................    25
     Section 4.25   Purchase for Investment ................................    25
     Section 4.26   Investor Qualifications ................................    25

ARTICLE V  Covenants .......................................................    25
     Section 5.1    Parent's and Sub's Covenants  ..........................    25
     Section 5.2    Covenants of the Company and Shareholders ..............    27
     Section 5.3    Mutual Covenants .......................................    29
     Section 5.4    "Piggy Back" Registration Rights .......................    31

ARTICLE VI  Conditions to Closing ..........................................    32
     Section 6.1    Conditions to Each Party's Obligation ..................    32
     Section 6.2    Conditions to Obligation of the Company ................    33
     Section 6.3    Conditions to Obligation of Parent and Sub .............    33

ARTICLE VII  Closing Deliveries ............................................    34
     Section 7.1    Closing Deliveries of the Company ......................    34
     Section 7.2    Closing Deliveries of Parent and Sub ...................    35

ARTICLE VIII  Indemnification ..............................................    36
     Section 8.1    Survival of Representations, Warranties and Covenants ..    36
     Section 8.2    Indemnification ........................................    36
     Section 8.3    Procedures for Indemnification .........................    38
     Section 8.4    Escrow Amount ..........................................    40
     Section 8.5    Termination of Indemnification Obligations .............    41

ARTICLE IX  Dispute Resolution .............................................    41
     Section 9.1    Dispute Resolution .....................................    41

ARTICLE X  Miscellaneous ...................................................    43
     Section 10.1   Termination ............................................    43
     Section 10.2   Costs, Expenses and Legal Fees .........................    44
     Section 10.3   Notices and Payments ...................................    44
     Section 10.4   Third Party Beneficiaries ..............................    45
     Section 10.5   Independent Contractors ................................    45
     Section 10.6   Successors and Assigns .................................    45
     Section 10.7   Amendments and Waivers .................................    45
     Section 10.8   Severability of Provisions .............................    45
     Section 10.9   Counterparts; Delivery .................................    45
     Section 10.10  Governing Law ..........................................    46
     Section 10.11  Captions ...............................................    46
     Section 10.12  Entire Agreement .......................................    46
     Section 10.13  Gender and Number ......................................    46
     Section 10.14  Reference to Agreement .................................    46

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of September 28, 2001 (the "Signing Date") and is entered by and between FIRST CONSUMER CREDIT, LLC, a Texas limited liability company ("FCC"), all of the equity owners of FCC as identified on the signature page of this Agreement (collectively, the "Members"), U.S. HOME SYSTEMS, INC., a Delaware corporation ("Parent") and HOME CREDIT ACQUISITION INC., a Texas corporation ("Sub") and a wholly-owned Subsidiary of Parent.

     WHEREAS, FCC is in the business of originating and selling loans to provide residential home improvements (the "Business");

     WHEREAS, FCC will enter into an agreement with Sub prior to Closing to sell certain FCC assets to Sub (the "Asset Sale") and will close the Asset Sale prior to the Closing Date;

     WHEREAS, after the Signing Date and upon consummation of the Asset Sale, FCC shall convert from a Texas limited liability company to a Texas corporation (the "Company") and the Members of FCC listed herein shall become shareholders of the Company (the "Shareholders");

     WHEREAS, Parent, Sub and the Company intend to effect a merger of Sub with and into the Company in accordance with this Agreement and the TBCA (the "Merger"). Upon consummation of the Merger, Sub shall cease to exist and the Company shall be the surviving corporation (the "Surviving Company") and a wholly-owned Subsidiary of Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective boards of directors of each of Parent and Sub and the managers of FCC have approved and adopted this Agreement, the Operative Documents and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

     WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder (the "Regulations"), (b) this Agreement constitutes a plan of reorganization, and (c) Parent, Sub and the Company shall each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   Definitions

     Section 1.1 Defined Terms. As used in this Agreement, the following terms
                 -------------
shall have the following meanings:

          (a)    "Adjusted Average Closing Price" shall have the meaning set
                  ------------------------------
forth in Section 2.5(a).

AGREEMENT AND PLAN OF MERGER - Page 1

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          (b)  "Affiliate" means, with respect to any Person, any other Person
                ---------
directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          (c)  "Agreement" means this Agreement, including all schedules and
                ---------
exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

          (d)  "Applicable Law" shall have the meaning set forth in Section 2.1
                --------------
(b).

          (e)  "Articles of Merger" shall have the meaning set forth in Section
                ------------------
2.2.

          (f)  "Assets" shall have the meaning set forth in Section 2.6.
                ------

          (g)  "Asset Sale" shall have the meaning set forth in Preamble to the
                ----------
Agreement.

          (h)  "Average Closing Price" shall have the meaning set forth in
                ---------------------
Section 2.5(a).

          (i)  "Business" shall have the meaning set forth in the Preamble to
                --------
this Agreement.

          (j)  "Cash Compensation" shall have the meaning set forth in Section
                -----------------
4.15(a).

          (k)  "Cash Consideration" shall have the meaning set forth in Section
                ------------------
2.4.

          (l)  "Change in Control" shall have the meaning set forth in Section
                -----------------
8.4.

          (m)  "Closing" shall have the meaning set forth in Section 2.9.
                -------

          (n)  "Closing Date" shall have the meaning set forth in Section 2.9.
                ------------

          (o)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (p)  "Company" means FCC prior to and upon conversion into a Texas
                -------
corporation.

          (q)  "Company's Balance Sheets" shall have the meaning set forth in
                ------------------------
Section 4.19(a).

          (r)  "Company's Financial Statements" shall have the meaning set forth
                ------------------------------
in Section 4.19(a).

AGREEMENT AND PLAN OF MERGER - Page 2

          (s)  "Company's Knowledge" means the actual knowledge of James D.
                -------------------
Borschow.

          (t)  "Company's Leases" shall have the meaning set forth in Section
                ----------------
4.18(a).

          (u)  "Company's Material Contracts" shall have the meaning set forth
                ----------------------------
in Section 4.9.

          (v)  "Company's Plans" shall have the meaning set forth in Section
                ---------------
4.17(b).

          (w)  "Company Shares" shall mean all the issued and outstanding
                --------------
capital stock of the Company on the Closing Date.

          (x)  "Competing Transaction" shall have the meaning set forth in
                ---------------------
Section 5.2(c)(ii)

          (y)  "Contracts" shall have the meaning set forth in Section 4.9.
                ---------

          (z)  "Conversion" shall have the meaning set forth in Section 4.1.
                ----------

          (aa) "Current Liabilities" shall have the meaning set forth in Section
                -------------------
2.7.

          (bb) "Debt" means (i) any amount or other obligation payable by the
                ----
Company in respect to indebtedness for borrowed money or interest-bearing liabilities of the Company, including without limitation, the aggregate principal amount of and accrued but unpaid interest on any outstanding borrowings under any document or instrument evidencing interest-bearing, short-term or long-term liabilities or indebtedness of the Company or any other indebtedness of the Company (including capitalized leases), (ii) deferred compensation obligations of the Company, (iii) accrued but unfunded post-retirement benefits of the Company, and (iv) any other long-term liabilities of any kind or nature of the Company required to be set forth on the Company's Balance Sheets in accordance with GAAP.

          (cc) "DGCL" means the General Corporation Law of the State of
                ----
Delaware, as it may be amended from time to time, and any successor to such act.

          (dd) "Dispute" shall have the meaning set forth in Section 9.1.
                -------

          (ee) "Effective Time" shall have the meaning set forth in Section 2.3.
                --------------

          (ff) "Employment Agreements" shall have the meaning set forth in
                ---------------------
Section 4.15(b).

          (gg) "Encumbrance" means all liens, charges, security interests and
                -----------
similar rights of third parties with respect to property.

          (hh) "Environmental Law" means all applicable federal, state or local
                -----------------
laws, rules, regulations or principles of common law relating to protection of health and safety, pollution, and environmental matters of any kind whatsoever, including with respect to the

AGREEMENT AND PLAN OF MERGER - Page 3
storage, treatment, generation, transportation, spillage, discharge, leakage or other release or threatened release of any material, substance or waste of any kind whatsoever.

          (ii) "Environmental Permit" any permits, licenses, notifications,
                --------------------
consents or approvals required under any Environmental Law.

          (jj) "ERISA" shall have the meaning set forth in Section 4.17.
                -----

          (kk) "Escrow Agent" shall have the meaning set forth in Section 8.4.
                ------------

          (ll) "Escrow Agreement" shall have the meaning set forth in Section
                ----------------
8.4.

          (mm) "Escrowed Shares" shall have the meaning set forth in Section
                ---------------
8.4.

          (nn) "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (oo) "Executives" shall have the meaning set forth in Section 9.1(a).
                ----------

          (pp) "FCC" means First Consumer Credit, LLC, a Texas limited liability
                ---
company.

          (qq) "FSB" means First Savings Bank.
                ---

          (rr) "GAAP" shall have the meaning set forth in Section 4.19(a).
                ----

          (ss) "Governmental Entity" means any federal, state, local, foreign or
                -------------------
multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission.

          (tt) "Governmental Permit" means any franchise, consent, license,
                -------------------
marketing right, permit, authorization, approval or other operating authority issued by any governmental or regulatory body.

          (uu) "HOEPA" means Home Owners Equity Protection Act.
                -----

          (vv) "Indemnifiable Claim" shall have the meaning set forth in Section
                -------------------
8.2(a)(ii).

          (ww) "Indemnitee" shall have the meaning set forth in Section 8.2.
                ----------

          (xx) "Indemnifying Party" shall have the meaning set forth in Section
                ------------------
8.3(a).

          (yy) "Intellectual Property" means inventions, patents, trademarks,
                ---------------------
service marks, trade names, copyrights, trade secrets, technology and know-how, software and other intellectual property rights.

          (zz) "IRS" means the Internal Revenue Service.
                ---

AGREEMENT AND PLAN OF MERGER - Page 4

          (aaa) "Laws" means all foreign, federal, state and local statutes,
                 ----
laws, ordinances, regulations, rules, resolutions, orders, determination, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

          (bbb) "Leases" shall have the meaning set forth in Section 2.7.
                 ------

          (ccc) "Licenses" means all licenses, permits, authorizations,
                 --------
consents, certificates, registrations, variances, exemptions, waivers, franchises and other approvals from any Governmental Entity, including, without limitation, environmental Licenses.

          (ddd) "Loss" or "Losses" means any and all out-of-pocket damages,
                 ----      ------
costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorney's fees, incurred by any party.

          (eee) "Material Adverse Effect" means a material adverse effect on
                 -----------------------
either (i) the assets, operations or financial condition of the Company, Parent or Sub, as applicable, or (ii) the Company's, Parent's or Sub's ability to consummate the transactions contemplated hereby; provided, however, for purposes of the parties' representations and warranties in this Agreement, "Material Adverse Effect" shall be deemed to include any event or circumstance which could reasonably be expected to result in a liability to the Company, Parent or Sub in excess of $50,000, individually or in the aggregate.

          (fff) "Mediation" shall have the meaning set forth in Section 9.1(b).
                 ---------

          (ggg) "Mediator" shall have the meaning set forth in Section 9.1(b).
                 --------

          (hhh) "Members" means all the equity owners of FCC listed as
                 -------
signatories herein.

          (iii) "Merger" shall have the meaning set forth in the Preamble to
                 ------
this Agreement.

          (jjj) "Merger Consideration" shall have the meaning set forth in
                 --------------------
Section 2.4.

          (kkk) "Negotiation" shall have the meaning set forth in Section
                 -----------
9.1(a).

          (lll) Left Blank Intentionally.

          (mmm) "Operative Documents" shall have the meaning set forth in
                 -------------------
Section 2.9.

          (nnn) "Parent's and Sub's Knowledge" means the actual knowledge of
                 ----------------------------
Murray H. Gross.

AGREEMENT AND PLAN OF MERGER - Page 5

          (ooo)  "Parent" means U.S. Home Systems, Inc., a Texas corporation.
                  ------

          (ppp)  "Parent's Common Stock" means Parent's common stock, $0.001 par
                  ---------------------
value.

          (qqq)  "Parent's and Sub's Liability Limit" shall have the meaning set
                  ----------------------------------
forth in Section 8.2(b)(iv).

          (rrr)  "Parent's and Sub's Fairness Opinion" shall have the meaning
                  -----------------------------------
set forth in Section 5.1(c).

          (sss)  "Parent's Shares" shall have the meaning set forth in Section
                  ---------------
2.4.

          (ttt)  "Person" means any individual, partnership, corporation,
                  ------
limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity (including a Governmental Entity).

          (uuu)  "Regulations" shall have the meaning set forth in the Preamble
                  -----------
to this Agreement.

          (vvv)  "Representatives" shall have the meaning set forth in Section
                  ---------------
5.3(c)(i).

          (www)  "SEC" means the Securities and Exchange Commission.
                  ---

          (xxx)  "Securities Act" means the Securities Act of 1933, as amended.
                  --------------

          (yyy)  "Shareholders" shall have the meaning set forth in the Preamble
                  ------------
to the Agreement.

          (zzz)  "Shareholders' Liability Limit" shall have the meaning set
                  -----------------------------
forth in Section 8.2(a)(iv).

          (aaaa) "Shareholder Percentage" shall mean the percentage set forth by
                  ----------------------
each Shareholder's name in Section 2.4

          (bbbb) "Signing Date" shall have the meaning set forth in the Preamble
                  ------------
to the Agreement.

          (cccc) "Standstill Period" shall have the meaning set forth in Section
                  -----------------
5.3(c).

          (dddd) "Stock Consideration" shall have the meaning set forth in
                  -------------------
Section 2.4.

          (eeee) "Sub" means Home Credit Acquisition, Inc., a Texas corporation.
                  ---

          (ffff) "Sub's Common Stock" means Sub's common stock, $0.01 par value.
                  ------------------

          (gggg) "Subsidiary" means with respect to any Person (i) any
                  ----------
corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any

AGREEMENT AND PLAN OF MERGER - PAGE 6
general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

          (hhhh) "Surviving Company" shall have the meaning set forth in the
                  -----------------
Preamble to the Agreement.

          (iiii) "Tax" means any federal, state, local or foreign income, gross
                  ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gains, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of the foregoing.

          (jjjj) "Tax Liability" shall mean any liability (whether known or
                  -------------
unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

          (kkkk) "Tax Returns" means any return, declaration, report, claim for
                  -----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (llll) "TBCA" means the Texas Business Company Act, as it may be
                  ----
amended from time to time, and any successor to such act.

          (mmmm) "Third-Party Claim" shall have the meaning set forth in Section
                  -----------------
8.3.

                                   ARTICLE II
                                   The Merger

     Section 2.1 The Merger. Upon the terms and subject to the conditions of
                     ------
this Agreement and the Articles of Merger, Sub shall be merged with and into the Company in accordance with the applicable provisions of laws of the State of Texas, the terms and conditions of this Agreement, and the Articles of Merger so that:

          (a) At the Effective Time, Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the Surviving Company and a wholly-owned Subsidiary of Parent in accordance with the laws of the State of Texas.

AGREEMENT AND PLAN OF MERGER - Page 7

            (b) The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Company after the Effective Time unless and until further amended in accordance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law").

            (c) The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company after the Effective Time unless and until further amended in accordance with Applicable Law.

            (d) The directors and officers of the Company immediately prior to the Effective Time, as designated on Schedule 2.1(d), shall be the directors and
                                     ---------------
officers of the Surviving Company after the Effective Time. Such directors and officers shall serve in accordance with the Bylaws of the Surviving Company and shall hold their positions until the next annual meeting of the stockholders of the Surviving Company and until the election and qualification of their respective successors or until their tenures are otherwise terminated in accordance with the Bylaws of the Surviving Company.

     Section 2.2 Filing. On the Closing Date, the Company, Parent and Sub will
                 ------
cause the Articles of Merger in the form of Exhibit A hereto (the "Articles of
                                            ---------
Merger") to be executed and filed with the Secretary of State of the State of Texas pursuant to the applicable provisions of the TBCA.

     Section 2.3 Effectiveness of the Merger. The Merger shall become effective
                 ---------------------------
immediately upon the filing and acceptance of the Articles of Merger with the Secretary of State of the State of Texas (the "Effective Time").

     Section 2.4 Merger Consideration. The consideration for the Merger (the
                 --------------------
"Merger Consideration") shall consist of $4,400,000 to be paid by Parent to the Shareholders at Closing as follows: (i) $1,000,000 in lawful currency of the United States by wire transfer in immediately available funds ("Cash Consideration"), and (ii) $3,400,000 in the appropriate number of restricted shares of Parent's Common Stock (the "Parent's Shares") as determined by Section
2.5 (the "Stock Consideration"). At Closing, the Merger Consideration shall be divided among and delivered to the Shareholders in the percentage amount as set forth next to their respective names: FSB - 47.06%; James D. Borschow - 47.06%; and Richard J. Driscoll - 5.88%. At Closing, certificates for the Company Shares shall be delivered to Parent duly endorsed to Parent.

     Section 2.5 Calculation Formula; Termination.
                 --------------------------------

            (a)  Calculation Formula. The number of Parent's Shares to be issued
                 -------------------
to the Shareholders at Closing shall be determined based upon the average closing price per share of Parent's Common Stock as quoted on the Nasdaq Small Cap Market System for the ten (10) trading days prior to the Closing Date (the "Average Closing Price"). If the Average Closing Price is between $3.50 and $4.50 per share, the number of Parent's Shares to be issued to the Shareholders shall be computed using the actual Average Closing Price. If the Average Closing Price is less than $3.50 per share, the number of Parent's Shares to be issued to the Shareholders shall be computed using a price per share of $3.50, or if the Average Closing Price per share is

AGREEMENT AND PLAN OF MERGER - Page 8
greater than $4.50, the number of Parent's Shares to be issued to the Shareholders shall be computed using a price per share of $4.50 ("Adjusted Average Closing Price"). The number of Parent's Shares to be issued to the Shareholders at Closing shall be the quotient of dividing $3,400,000 by the Average Closing Price or Adjusted Average Closing Price, as applicable. No fractional shares shall be issued.

            (b)  Termination. If the Average Closing Price is less than $3.25
                 -----------
per share or greater than $4.75 per share, this Agreement may be terminated by either party without liability.

            (c)  Escrowed Shares. The Escrowed Shares, which shall represent 20%
                 ---------------
of Stock Consideration issued to the Shareholders, shall be delivered to the Escrow Agent at Closing pursuant to the Escrow Agreement.

            (d)  Restricted Securities. Parent's Shares issued as part of the
                 ---------------------
Merger Consideration shall be "restricted securities" as defined in Rule 144 under the Securities Act and shall bear a legend to such effect. Each share of Sub's Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of common stock, par value $.01 per share, of the Surviving Company. The parties expressly acknowledge and agree that FSB will dividend the Stock Consideration that it receives pursuant to the Merger to its parent company, SWS, Inc. ("SWS") and that nothing in this Agreement or the Operative Documents shall prohibit such dividend.

     Section 2.6 Asset Sale and Distribution. The parties acknowledge that prior
                 ---------------------------
to Closing FCC may purchase retail installment contracts and will sell such contracts to third party purchasers in accordance with its operating procedures until the day before Closing. On the day before Closing and prior to the Conversion, Sub shall purchase from FCC not less than $1.2 million of retail installment contracts which have been funded out of FCC's operating cash, free and clear of any liens (the "Assets"). The purchase price that the Sub shall pay to the Company for such Assets shall be equal to the retail installment contracts receivable balance plus accrued interest, and shall be payable by wire transfer in immediately available funds at the time of such sale. Any premium from such subsequent sale or broker transaction shall run to Sub. The Asset Sale shall be a separate portfolio transaction between FCC and Sub. FCC and Sub shall execute documents similar to those used by FCC in sales of retail installment contracts to third party purchasers, and such sale shall take place prior to Conversion at a time and place mutually to be determined between FCC and Sub.

     Following such sale of Assets and prior to the Conversion, the parties acknowledge that FCC will, without restriction, distribute all of FCC's operating cash to its Members, excluding cash subject to reserve or holdback provisions relating to the Company's agreement with Bank One N.A., and that nothing in this Agreement or the Operative Documents shall prohibit such distribution.

     Section 2.7 Current Liabilities. On the Closing Date, the Company has
                 -------------------
represented that the Current Liabilities shall not, singularly or in the aggregate, exceed $130,000. "Current Liabilities" for purposes of this Agreement shall include Company's liability for any borrowed money and any other current liabilities of the Company which existed, occurred or were accrued

AGREEMENT AND PLAN OF MERGER - Page 9
on or prior to the Closing Date as a result of the operation of the Business, including Company's payment obligations under all of its operating, capital and equipment leases ("Leases").

     Section 2.8 Effects of Merger. The Merger shall have the effects set forth
                 -----------------
in the TBCA. Without limiting the foregoing, on and after the Effective Time, the Surviving Company shall possess all the assets and interests of every description, wherever located, and all rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Company and Sub, all of which shall be vested in the Surviving Company without further act or deed, and on and after the Effective Time, all liabilities and obligations of the Sub and the Company, including, but not limited to, the Company's obligations under loan and servicing agreements with Bank One N.A. and Old Republic, shall be allocated to the Surviving Company. The parties acknowledge that the Shareholders have an obligation to provide indemnification to Parent and Surviving Company pursuant to Article VIII of this Agreement.

     Section 2.9 Closing. Closing of the Merger (the "Closing") shall occur on
                 -------
or before October 2, 2001, or such other date as mutually agreed to by the parties (the "Closing Date"), and shall take place either at the offices of Jackson Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202 or through the exchange, via facsimile to be followed by hard copies via national overnight courier (e.g. FedEx), of executed originals of this Agreement and all other agreements, documents and instruments to be executed in connection herewith (the "Operative Documents"), or at such other place or by such other method as may be mutually agreed upon by the parties.

                                  ARTICLE III
                Representations and Warranties of Parent and Sub

     Parent and Sub, jointly and severally, represent and warrant to the Company and the Shareholders that the following are true and correct as of the Signing Date and shall be true and correct at Closing as if made on the Closing Date:

     Section 3.1 Validity and Capitalization. Parent is a corporation duly
                 ---------------------------
organized, properly capitalized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Sub is a corporation duly organized, properly capitalized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as it is now being conducted. Parent and Sub have the full corporate power and authority to own, operate and lease their assets, to carry on their businesses as currently conducted, to execute and deliver this Agreement and the Operative Documents, and to carry out the transactions contemplated hereby. Parent and Sub are duly qualified and licensed to conduct business as foreign corporations and are in good standing in each jurisdiction where the conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Parent or Sub.

     Section 3.2 Formation of Sub. Sub was formed solely for the purpose of
                 ----------------
engaging in the transactions contemplated by this Agreement and the Operative Documents. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its

AGREEMENT AND PLAN OF MERGER - Page 10
incorporation or organization and except for this Agreement and the Operative Documents or in furtherance of the transactions contemplated hereby, including the Asset Sale contemplated by Section 2.6 herein, Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     Section 3.3 Corporate Authorization. The execution, delivery and
                 -----------------------
performance by Parent and Sub of this Agreement is within the corporate powers of Parent and Sub and have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Operative Documents constitute a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfers, and moratorium or similar laws of general application affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

     Section 3.4 Compliance with Applicable Law. To Parent's and Sub's
                 ------------------------------
knowledge, (i) Parent and Sub have complied with and are in compliance with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to Parent or Sub and (ii) Parent and Sub have not been charged with, or been under investigation with respect to, any violation of any provision of any federal, state or local law or administrative regulation, except in each of the foregoing cases, where such failure to comply or such charge or investigation has not caused, and would not reasonably be expected to cause, a Material Adverse Effect on or to Parent or Sub or the ability of Parent or Sub to consummate the transactions contemplated by this Agreement and the Operative Documents.

     Section 3.5 Litigation, Actions and Proceedings.
                 -----------------------------------

            (a) There is no action, proceeding or investigation pending or, to Parent's or Sub's knowledge, threatened before any court, governmental or regulatory body, agency, commission, official or arbitrator which (a) questions or calls into question the validity of this Agreement and the Operative Documents, (b) if decided adversely to Parent or Sub, would materially impair the ability of Parent or Sub to assume its rights and perform its obligations under this Agreement and the Operative Documents, or (c) calls into question Parent's or Sub's state or federal regulatory authority to consummate the transactions contemplated hereby.

            (b) To the knowledge of Parent or Sub, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or Sub, any of their properties, assets or businesses, or, to the knowledge of Parent or Sub, any of Parent's or Sub's current or former officers or any other Person whom Parent or Sub have agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To Parent's or Sub's knowledge, there are no facts or circumstances specific to Parent or Sub which, if known to a third party, would reasonably be expected to result in such a suit or proceeding, which could be expected to have a Material Adverse Effect.

     Section 3.6 Non-Contravention. The execution and delivery of this Agreement
                 -----------------
and the Operative Documents do not, and the consummation of the transactions contemplated hereby

AGREEMENT AND PLAN OF MERGER - Page 11
and compliance with the provisions hereof shall not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the Loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license applicable to Parent or Sub, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or Sub, (ii) conflict or result in any violation of any provision of the Articles of Incorporation or Bylaws or other equivalent organizational document, in each case as amended, of Parent or Sub, (iii) subject to the governmental filings referenced above, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of its properties or assets, other than, in the case of clauses (i) and (iii), any such violations, conflicts, defaults, rights, Losses or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 3.7 Issuance of Stock. The authorized capital stock of Parent
                 -----------------
consists of 30,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, $0.001 par value. As of the date hereof, 4,926,386 shares of Parent's Common Stock are issued and outstanding and no shares of preferred stock are outstanding. All of such issued shares are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.7,
                                                             ------------
Parent does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and Parent is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of Parent. Parent has no obligation to repurchase any of its securities, and there are no agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class, except for the prospectus dated July 6, 2001 relating to the offering of up to 4,070,633 shares of the Parent's Common Stock by certain selling stockholders of the Parent and the escrow agreement between the Parent and certain stockholders of the Parent dated February 13, 2001.

     The Parent's Shares, when issued and delivered to the Shareholders of the Company as a result of the Merger and pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement. The issuance of the Parent's Shares at Closing pursuant to the Agreement is a transaction exempt from the registration requirements of the Securities Act.

     Section 3.8 SEC Documents and Filing Requirements. Parent has filed on a
                 -------------------------------------
timely basis all documents and reports required to be filed prior to the Signing and Closing Dates with the SEC since January 1, 2001 (the "SEC Documents"). Complete and correct copies of the SEC Documents have been made available to the Company and Shareholders. The SEC Documents (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Documents, in light of the circumstances under which they were made, not misleading.

AGREEMENT AND PLAN OF MERGER - Page 12

     Each of the Parent Financial Statements (including, in each case, any related notes) contained in the SEC Documents, including any SEC Documents filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Parent and its Affiliates at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material in amount or effect.

     Section 3.9 NASDAQ SmallCap Market Requirements. Parent's Common Stock is
                 -----------------------------------
duly listed on the NASDAQ SmallCap Market System and to the knowledge of Parent no inquiry or proceeding has been initiated or threatened for the purpose of causing such listing to be terminated or restricted.

                                   ARTICLE IV
                    Representations and Warranties of Company

     Prior to Closing, FCC shall have converted into the Company and all of FCC's representations and warranties shall merge at Closing into the Company's representations and warranties. FCC and the Company, as the successor-in-interest of FCC (FCC together with the Company is collectively referred to herein as the "Company") represent and warrant to Parent and Sub that the following are true and correct as of the Signing Date and shall be true and correct at Closing as if made on the Closing Date:

     Section 4.1 Validity and Capitalization. FCC is a limited liability
                 ---------------------------
company, duly organized, properly capitalized, validly existing and in good standing under the laws of the State of Texas. Except as set forth in Schedule
                                                                      --------
4.1, FCC has all requisite power and authority, and is duly qualified and
---
licensed, to own and operate its assets and carry on the Business as now being conducted and to enter into and perform this Agreement and the Operative Documents, and to carry out the transactions contemplated hereby. FCC is in good standing in each state where the conduct of the Business requires it to be so qualified. The Company's conversion from a Texas limited liability company to a Texas corporation (the "Conversion") shall comply with the TBCA and all applicable federal and state statutes. Prior to Closing and upon the Conversion, the Company shall be a corporation duly organized, properly capitalized, validly existing and in good standing under the laws of the State of Texas. The Company shall have all requisite corporate power and authority, and shall be duly qualified and licensed, to carry on the Business as it is now being conducted and to enter into and perform this Agreement and the Operative Documents. On the Closing Date, the Company Shares shall be validly issued, fully paid and nonassessable. The Company does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock. There are no unsatisfied preemptive rights in respect to the capital stock of the Company. The Company has no obligation to repurchase any of its securities, and there are no agreements restricting the transfer of the Company Shares. The Company shall be qualified as a foreign corporation in good standing in each jurisdiction where the conduct of the Business makes such

AGREEMENT AND PLAN OF MERGER - Page 13
qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     Section 4.2 Corporate Records. Complete and correct copies of FCC's
                 -----------------
Articles of Organization and Regulations, each as amended to date, have been made available to Parent and Sub and are in full force and effect. To the Company's knowledge, FCC is not in violation of any provision of its organizational documents. To the Company's knowledge, the minute books of FCC, copies of which have been made available to Parent and Sub, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by Members (and any committees thereof) of FCC since the formation of FCC. Prior to Closing and upon Conversion, the Company shall provide Parent and Sub with complete and correct copies of its Articles of Incorporation and Bylaws or equivalent organizational documents, each as amended to date and will be in full force and effect. The Company shall not be in violation of any provision of its organizational documents. The minute books of the Company shall be made available to Parent and shall contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by the Shareholders and the board of directors (and any committees thereof) since the formation of the Company.

     Section 4.3 Corporate Authorization. The execution, delivery and
                 -----------------------
performance by FCC of this Agreement and the Operative Documents, and the consummation of the transactions contemplated hereby, have been duly authorized by FCC and its Members and, prior to Closing and upon Conversion, shall be duly authorized by the Company and the Shareholders. This Agreement and the Operative Documents have been duly executed and delivered by FCC and constitute legal, valid and binding obligations of FCC and the Company, enforceable against FCC and the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfers, and moratorium or similar laws of general application affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

     Section 4.4 Compliance with Applicable Law.
                 ------------------------------

            (a) To the Company's knowledge, the Company has complied with and is in compliance with (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Company and the Business, (including without limitation, the Truth-In-Lending Act, Real Estate Settlement Procedures Act and HOEPA, and (ii) all unwaived terms and provisions of all Contracts, and agreements to which FCC or the Company is a party, or by which FCC or the Company is subject; and

            (b) The Company has not been charged with, or to the Company's knowledge, been under investigation with respect to, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Company and the Business, except in each of the foregoing cases, where such failure to comply or such charge or investigation has not caused, and would not reasonably be expected to cause, a Material Adverse Effect on or to the Company and the Business or the ability of the Company or the Shareholders to consummate the transactions contemplated by this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 14

     Section 4.5 Required Licenses and Permits. Except as set forth in Schedule
                 -----------------------------                         --------
4.5, the Company has all Licenses and Governmental Permits as are necessary for
---
the operation of the Business in a manner consistent with good business practice and in compliance with all laws applicable to such operation, except for Licenses or Governmental Permits the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. All such Licenses and Governmental Permits are identified on Schedule 4.5 and are validly held by
                                           ------------
the Company and are in full force and effect. To the knowledge of the Company, no action or proceeding is pending or threatened with respect to the such Licenses and Governmental Permits that would reasonably be expected to have a Material Adverse Effect. No such Licenses or Governmental Permits are subject to suspension, modification, revocation or non-renewal as a result of the execution, delivery and performance of this Agreement, the Operative Documents or the consummation of the transactions contemplated hereby, except that where such failure to hold such Licenses and Governmental Permits would not have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, the Company is in compliance with all Licenses and Governmental Permits identified on Schedule 4.5.
                      ------------

     Section 4.6 Governmental Notices. The Company has not received notice from
                 --------------------
any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required with respect to the transactions contemplated by this Agreement and the Operative Documents.

     Section 4.7 Non-Contravention. Except as set forth in Schedule 4.7, the
                 -----------------                         ------------
execution and delivery of this Agreement and the Operative Documents do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the Loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license applicable to the Company, or result in the creation of any Encumbrance upon any of the properties or assets of the Company, (ii) conflict or result in any violation of any provision of the Articles of Incorporation or Bylaws or other equivalent organizational document, in each case as amended, of the Company, (iii) subject to the governmental filings referenced above, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clauses (i) and (iii), any such violations, conflicts, defaults, rights, Losses or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.8 Government Approvals; Required Consents.
                 ---------------------------------------

            (a) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or its Members in connection with the execution and delivery of this Agreement by the Company and its Members or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas, (ii) required filings by the Shareholders with the SEC as a result of the Merger; (iii) such consents, approvals, authorizations, permits, filings and notifications listed on Schedule 4.8(a) and (iv) such other
                                    ---------------
consents, orders, authorizations, registrations, declarations

AGREEMENT AND PLAN OF MERGER - Page 15
and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

            (b)  Except as set forth on Schedule 4.8(b), no affirmative consent
                                        ---------------
or affirmative approval is required by virtue of the execution of this Agreement and the Operative Documents or the consummation of any of the transactions contemplated hereby to avoid the violation or breach of, or the default under, or the creation of a lien on any of the assets pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license. or any other instrument to which the Company is a party or to which it or any of its assets is subject.

     Section 4.9 Material Contracts. Except as listed or described on Schedule
                 ------------------                                   --------
4.9, as of the date hereof, the Company is not a party to or bound by any
---
written or oral leases, agreements or other contractual commitments ("Contracts") that are of a type described below (collectively, the "Company's Material Contracts"):

            (a) any collective bargaining arrangement with any labor union or any employment contract;

            (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $25,000;

            (c) any Contract for the purchase or sale of inventory, materials, supplies, merchandise, machinery, equipment, parts or other property or services requiring aggregate future payments in excess of $25,000 (other than standard inventory purchase orders executed in the ordinary course of business);

            (d) any Contract relating to the borrowing of money, or the guaranty of another person's borrowing of money;

            (e) any Contract granting any person a lien on all or any part of assets;

            (f) any Contract granting to any person a first refusal, first offer or similar preferential right to purchase or acquire any of its stock or assets or to register any securities under federal or state securities laws;

            (g) any Contract under which the Company is a lessee or sublessee of any machinery, equipment, vehicle (including fleet equipment) or other tangible personal property, or a lessor of any property, in either case having an original value in excess of $10,000;

            (h) any Contract limiting, restricting or prohibiting it from conducting business anywhere in the United States or elsewhere in the world;

            (i) any joint venture or partnership Contract or any Contract with any officer, director, stockholder or other Affiliate of the Company; and

            (j) any Contract requiring future payments of $10,000 or more that requires the consent of the other party thereto in connection with the transactions contemplated hereby.

AGREEMENT AND PLAN OF MERGER - Page 16

            The Company has made available to Parent a true and complete copy of each written Company Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 4.9, to the Company's
                                              ------------
knowledge, each Company Material Contract is a valid and binding obligation of the Company enforceable in accordance with its terms, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally. Except as set forth on Schedule 4.9, to the Company's
                                         ------------
knowledge, the Company have performed all obligations required to be performed by it under the Company Material Contracts and the Company is not in breach or default thereunder, except for breaches or defaults which will not, individually or in the aggregate, have a Material Adverse Effect.

            Section 4.10 Subsidiaries and Affiliates. The Company does not own,
                         ---------------------------
directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

            Section 4.11 Actions and Proceedings.
                         -----------------------

                   (a) To the Company's knowledge, there is no action, proceeding or investigation pending or threatened before any court, governmental or regulatory body, agency, commission, official or arbitrator or against any of the Company's current or former officers, Members, Shareholders or any other Person whom the Company has agreed to indemnify which (a) questions or calls into question the validity of this Agreement and the Operative Documents, (b) if decided adversely to the Company, would materially impair the ability of the Company to conduct the Business and assume its rights and perform its obligations under this Agreement and the Operative Documents, or (c) calls into question the Company's state or federal regulatory authority to consummate the transactions contemplated hereby.

                   (b) To the Company's knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company, any of its properties, assets or businesses, or, to the knowledge of the Company, any of the Company's current or former officers, Members, Shareholders or any other Person whom the Company has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. To the Company's knowledge, there are no facts or circumstances specific to the Company which, if known to a third party, would reasonably be expected to result in such a suit or proceeding, which could be expected to have a Material Adverse Effect.

            Section 4.12 Tax Matters.
                         -----------

                   (a) To the Company's knowledge, (i) there have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed by the Company, and (ii) as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. An extension of time within which to file any Tax Return which has not been filed has not been requested or granted.

                   (b) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or to the Company's knowledge, could be liable,

AGREEMENT AND PLAN OF MERGER - Page 17
whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date to the Company's knowledge, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company of which the Company is aware, to taxing authorities or others, on or before the Closing Date have been paid or accrued on the Company's financial statements.

                   (c) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns filed by the Company. No waivers of statutes of limitation with respect to such Tax Returns have been given by or requested from the Company. Schedule 4.12(c) sets forth
                                                  ----------------
those years for which examinations are presently being conducted and those years for which required Tax Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Company Financial Statements provided to Parent or are being contested in good faith and an adequate reserve therefor has been established and is fully reflected in such Company Financial Statements.

                   (d) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

                   (e) The Company has not agreed to make, and is not required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

                   (f) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                   (g) To the Company's knowledge, the unpaid Taxes of the Company do not exceed (and at the Effective Time will not exceed) the reserve for tax liability with respect to the Company (excluding any reserve for deferred Taxes to the extent such reserve reflects timing differences between book and tax income) set forth or included in the financial statements provided to Parent as adjusted in accordance with the past practices of the Company for items of income, gain, Loss, and expense arising and accruals and transactions occurring after the balance sheet date provided to Parent.

                   (h) To the Company's knowledge, the transactions contemplated herein will not result in restorations into income of amounts deferred under the consolidated return regulations, such as those relating to intercompany transactions, excess Loss accounts, and the like.

         Section 4.13  Title to Properties; Encumbrances. The Company does not
                       ---------------------------------
own any real estate. The Company has a valid leasehold interest in its material properties and assets (personal, tangible and intangible), except for such interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect. The Company's assets are not subject to any Encumbrances (whether absolute, accrued, contingent or otherwise), except
(i) as set forth on Schedule 4.13 or (ii) Encumbrances, if any, which do not
                    -------------
detract from the value of

AGREEMENT AND PLAN OF MERGER - Page 18
the Company's assets subject thereto in a manner material to the Company and do not materially impair the business or operations of the Company taken as a whole.

         Section 4.14  Intellectual Property. To the Company's knowledge, the
                       ---------------------
Company owns or has a valid license to use all Intellectual Property necessary to carry on its business as currently conducted except where the failure to own or have a valid license to use such would not have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Intellectual Property that, in either such case, has had or would reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Company has not taken any action to register any rights it may have with regard to any Intellectual Property, nor has it conducted any investigation into whether the Company's use of any Intellectual Property infringes on the rights of any Person.

         Section 4.15  Employee Matters.
                       ----------------

                  (a)  Schedule 4.15(a) contains a complete and accurate list of
                       ----------------
the names, titles and annual cash compensation as of Signing Date and Closing Date, including without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company. In addition, Schedule 4.15(a) contains a complete and accurate
                             ----------------
description of any and all promised increases in Cash Compensation of employees of the Company that have not yet been effected.

                  (b)  Except as set forth on Schedule 4.17(m), the Company is
                                              ----------------
not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements.

                  (c) To the Company's knowledge, the Company has complied in all material respects with, and there are no lawsuits, claims or other actions against the Company for violating, any labor or employment related legal requirements, including wages, hours, benefits, nondiscrimination, the payment of employment related taxes or penalties and similar requirements under any other statute.

         Section 4.16  Environmental Matters. To the Company's knowledge, the
                       ---------------------
Company is, and all operations or activities of the Company are, and at all times have been, in compliance with and not subject to any liability or obligation under any Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect. To the Company's knowledge, there is no condition or circumstance regarding the Company or its business which may give rise to a violation of, or liability or obligation under, any Environmental Law or Environmental Permit which would have a Material Adverse Effect. To the Company's knowledge, the Company, has not, nor has it arranged to have, any material, substance or waste generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could become or result in a Material Adverse Effect. To the Company's knowledge, there are no allegations, claims, demands, citations, notices of violation, or orders of noncompliance made

AGREEMENT AND PLAN OF MERGER - Page 19
against, issued to or received by the Company relating or pursuant to any Environmental Law or Environmental Permit except those which have been corrected or complied with or which are not material to the Company, and to the knowledge of the Company no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened, imminent or likely. No breach of any of the foregoing representations and warranties in this Section 4.16 shall be deemed to exist unless such breach would have a Material Adverse Effect.

          Section 4.17 Labor Matters; Employee Benefit Plans; Employment,
                       --------------------------------------------------
Termination and Severance Agreements.
------------------------------------

                  (a) The Company is not a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company, nor does any labor union or collective bargaining agent represent any employee of the Company. No collective bargaining agreement, contract or other commitment has been requested by, or is under discussion by management of the Company with, any group of employees of the Company, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending, or to the knowledge of the Company, threatened to be brought or filed, against the Company with the National Labor Relations Board or any labor relations tribunal, nor are there any other current activities known to the Company to organize any employees of the Company into a collective bargaining unit. During the past three (3) years, there has been no labor strike, slowdown, lockout, work stoppage, arbitration, grievances, unfair labor practice charges or complaints, or other work-related dispute involving the Company, and no such dispute is now pending or, to the Company's knowledge, there are no facts or circumstances which could form the basis of any of the foregoing. To the Company's knowledge, the Company is in compliance in all material respects with all Applicable Law, regulations and orders relating to wages, hours, collective bargaining, employment, discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding, social security and similar Taxes. There are no complaints, charges or claims against the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any public or governmental authority, arbitrator or court based on, arising out of, or in connection with or otherwise relating to the employment or services, or termination of employment or services, by the Company of any individual, including but not limited to Employee Retirement Income Security Act of 1974, as amended ("ERISA"), civil rights, Americans with Disabilities Act, Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, and Family and Medical Leave Act and, to the knowledge of the Company, there are no facts and circumstances which could form the basis for any of the foregoing.

                  (b)  Schedule 4.17(b) sets forth a true, accurate and complete
                       ----------------
list of each "employee benefit plan," as defined in Section 3(3) of ERISA, and any other pension, retirement, savings, profit sharing, deferred compensation, hospitalization, medical, vision, dental, disability, accident and life insurance, bonus, stock award, stock option, stock purchase, phantom stock, incentive and special compensation, employee loan, salary continuation, severance, retention, change in control, vacation, sick leave, educational assistance, leave of absence, and other plan and each other employee benefit plan, program, contract, arrangement, agreement and understanding (whether written or oral) to which the Company contributes or is

AGREEMENT AND PLAN OF MERGER - Page 20
required to contribute, or which the Company maintains or administers or which is otherwise applicable to employees or categories of employees of the Company (hereinafter referred to collectively as the "Company's Plans"). To the Company's knowledge, the Company has maintained and operated the Company's Plans in all material respects in accordance with their terms, the Code, ERISA and other Applicable Law. In particular, to the Company's knowledge, no individual who has performed services for the Company has been improperly excluded from participation in any Company's Plan.

                  (c)  Except as set forth on Schedule 4.17(c), none of the
                                              ----------------
Company's Plans is subject to Title IV of ERISA or Section 412 of the Code. To the Company's knowledge, all Company's Plans of the Company and any related trust agreements or annuity agreements (or any other funding document) comply and have complied in all material respects with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. To the Company's knowledge, the trusts established under such Company's Plans are exempt from federal income taxes under Section 501(a) of the Code.

                  (d) To the Company's knowledge, each Company's Plan intended to qualify under Section 401 of the Code, so qualify, and to the Company's knowledge, nothing has occurred with respect to the administration of operation of such Company's Plan which could cause the Loss of such qualification or the imposition of any liability, penalty or Tax under ERISA or the Code. There are no audits or proceedings initiated pursuant to the Employees Company's Plans Compliance Resolution System or similar proceedings with the IRS or Department of Labor with respect to any Company's Plan.

                  (e) True and complete copies of the following documents (if applicable) with respect to each of the Company's Plans have been made available to Parent: (i) the most recent document constituting the Company's Plan and all amendments thereto, and any related trust documents; (ii) the most recent summary plan description, and all related summaries of material modifications;
(iii) the most recent IRS determination letter and all IRS rulings, opinions or technical advice relating to any Company's Plan; (iv) all contracts with service providers or fiduciaries for providing services on behalf of any Company's Plan
(v) for the most recent plan year, all annual reports (Form 5500 series, including schedules and attachments) on each Company's Plan that have been filed with any governmental agency; (vi) a description of any nonwritten Company's Plan; and (vii) all Department of Labor opinions on any Company's Plan and all correspondence relating to the request for and receipt of each opinion.

                  (f) For each Company's Plan, the Company has furnished or otherwise made available to the Company true and complete copies of each policy, contract or other document setting forth or explaining the terms of the Company's Plan.

                  (g) To the Company's knowledge, the Company has made all contributions and other payments required by and due under the terms of each Company's Plan and has taken no action (including, without limitation, actions required by Law) relating to any Company's Plan that will increase the Company's obligation under any Company's Plan.


AGREEMENT AND PLAN OF MERGER - Page 21

                  (h) No Company's Plan is an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

                  (i) The Company is not required or obligated to contribute, or has ever been required or obligated to contribute, to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (j) Each Company's Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA may be amended or terminated at any time without liability to the Company. None of the welfare Company's Plans of the Company is funded through a trust or a similar arrangement.

                  (k) To the Company's knowledge, all welfare Company's Plans of the Company that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation coverage requirements for tax-favored status under
Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (l)  To the Company's knowledge, except as set forth on
Schedule 4.17(l), or as required under Section 4980B of the Code, the Company
----------------
has no obligation to provide post-retirement health or life insurance benefits to employees of the Company.

                  (m)  Schedule 4.17(m) sets forth a true, accurate and complete
                       ----------------
list of each employment, termination, retention and severance agreement, contract, arrangement, policy and understanding (whether written or oral) with or for the benefit of any employees of the Company. To the Company's knowledge, all such agreements, Contracts, arrangements, policies and understandings are valid and enforceable, and the Company is not and, to the knowledge of the Company, none of its employees is in default in any material respect under any thereof. Except as separately set forth on Schedule 4.17(m), to the Company's
                                           ----------------
knowledge, this Agreement shall not (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company; (ii) increase any benefits otherwise payable under any Company's Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits or compensation; or (iv) result in the failure of any amount payable to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

                  (n) To the Company's knowledge, neither the Company nor any of the Company's Plans has engaged in a violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA or in a "prohibited transaction" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption under 4975(c)(2) or 4975(d) of the Code.

                  (o) To the Company's knowledge, the Company has (i) filed or caused to be filed all returns and reports on the Company's Plans in which employees of the Company participate that they are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or

AGREEMENT AND PLAN OF MERGER - Page 22
reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports, except where a failure to file or pay, singly or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's knowledge, all other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. To the Company's knowledge, there are no unpaid fees, penalties, interest or assessments due from the Company or from any other Person that are or could become a lien on any asset of the Company or could otherwise adversely affect the business or assets of the Company.

     Section 4.18 Leased Premises.
                  ---------------

          (a)     Leased Premises. The Company owns no real estate. All real
                  ---------------
estate leased by the Company (the "Company's Leases") is leased pursuant to written leases, and to the Company's knowledge, the Company is not in default under any material term of any agreement relating to the Company's Leases nor, to the Company's knowledge, is any other party thereto in default thereunder, which in any case would have a Material Adverse Effect. No party to any Company's Lease has repudiated any provision thereof and the Company has no reason to believe that the other party or parties to any such Company's Lease intends to exercise any right of cancellation, termination or non-renewal thereof. The Company has heretofore delivered to Parent and Sub true and complete copies of all Company's Leases. The Company has obtained, or shall have obtained by the Closing Date, all consents required under the Company's Leases.

          (b)     Condemnation. There are no condemnation proceedings pending
                  ------------
or, to the Company's knowledge, threatened with respect to any portion of the Company's Leases. All Company's Leases are supplied with utilities and other services necessary for the operation of such facilities as presently operated.

          (c)     Condition of Buildings. To the knowledge of the Company, the
                  ----------------------
buildings and other facilities located on the Company's Leases are free of any patent structural or engineering defects and, to the Company's knowledge, are free of any latent structural or engineering defects.

     Section 4.19 Financial Data.
                  --------------

          (a) The Company shall furnish to Parent prior to Closing certain financial data including, but not limited to, copies of the Company's audited balance sheets and related statements of income and cash flows as of and for the fiscal year ended June 30, 2001 and within fifteen (15) calendar days after Closing Company shall furnish to Parent its unaudited balance sheet and related statements of income and cash flows as of and for the period from July 1, 2001 to the Closing Date (the "Company's Balance Sheets") (collectively, the "Company's Financial Statements"). The Company's Financial Statements (i) fairly present the financial condition of the Company as of the dates thereof and the results of operations of the Company for the periods covered thereby; (ii) in the case of audited Company's Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"); and (iii) in the case of unaudited interim Company's Financial Statements, have been prepared in accordance with the Company's historical accounting practices consistently applied and are subject to normal year-end adjustments. Since June 30, 2001, there has been no material

AGREEMENT AND PLAN OF MERGER - Page 23
change in the financial condition or results of operations of the Company, which taken as a whole would have a Material Adverse Effect on the Company, its Business or the Transferred Assets.

          (b) To the Company's knowledge, the Company has no liabilities except for liabilities set forth or reserved on the Company's Balance Sheets (or referred to in the notes thereto) or arising in the ordinary course of business consistent with past practice since June 30, 2001 and which have not had and cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 4.19(b) hereof lists all of the Debt of the
                         ----------------
Company as of August 31, 2001. On the Closing Date, the Current Liabilities of the Company shall not exceed $130,000.

          (c) The receivables of the Company arose from bona fide sales and deliveries of goods or performance of services in the ordinary course of business. All such receivables are currently due and payable and, to the Company's knowledge, not subject to any performance obligations by the Company prior to collection. All such receivables have been adequately reserved in accordance with GAAP (and all such reserves have been disclosed in writing to Parent). Except as has been reserved against in the Company's Balance Sheets, to the Company's knowledge, there is no dispute with respect to the amount or validity of any receivables of the Company. Schedule 4.19(c) hereof lists all
                                            ----------------
receivables of the Company as of August 31, 2001.

          (d) All accounts payable of the Company reflected in the Company's Balance Sheets or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable. Schedule 4.19(d) hereof lists all payables of the Company
                     ----------------
as of August 31, 2001.

     Section 4.20 Ownership of Parent's Common Stock. Except as set forth on
                  ----------------------------------
Schedule 4.20 and other than pursuant to this Agreement, neither the Company nor
-------------
the Shareholders (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Parent's Common Stock.

     Section 4.21 Disclosure. To the Company's knowledge, no information
                  ----------
supplied by the Company in this Agreement or the schedules or exhibits hereto, or certificates or other writings furnished by the Company to Parent and Sub prior to the date hereof, contains any untrue statement of material fact or omits or shall omit to state any material fact necessary in order to make the statements herein or therein, in the light of circumstances under which they were made, not misleading.

     Section 4.22 Brokers. There is no broker, finder or investment banker that
                  -------
has been retained by or is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Company or Members.

     Section 4.23 Adverse Agreements. To the Company's knowledge, the Company is
                  ------------------
not a party to any agreement nor subject to any judgment, order, writ, injunction, decree, rule or

AGREEMENT AND PLAN OF MERGER - Page 24
regulation, that could reasonably be expected, now or in the future, to have a Material Adverse Effect on the operations or the Business of the Company.

     Section 4.24 Insurance. The Company has maintained in full force and effect
                  ---------
and shall continue until Closing to maintain insurance on its assets and the Business, including but not limited to liability and property insurance, of the kinds and in the amounts customarily carried by responsible companies of the size of the Company engaged in a business similar to the Business of the Company.

     Section 4.25 Purchase for Investment. The Shareholders shall acquire
                  -----------------------
Parent's Shares for investment and not with a view to resale or for distributing all or any part thereof in any transaction, which would constitute a distribution within the meaning of the Securities Act; provided, however, that
                                                       -----------------
FSB intends, and is expressly permitted, to distribute the Parent's Shares that it receives to its parent company, SWS, Inc.. The offering of Parent's Shares to the Shareholders as part of the Merger Consideration was made only through direct, personal communication between the Shareholders and a duly authorized officer of each of Parent and Sub and not through public solicitation or advertising. The Shareholders acknowledge that Parent's Shares are "restricted securities" and have not been registered under the Securities Act and that Parent and Sub are not under any obligation to file a registration statement with the Securities and Exchange Commission ("SEC") or any state securities agency with respect to Parent's Shares other than pursuant to Section 5.4 of this Agreement.

     Section 4.26 Investor Qualifications. Each Shareholder (a) has such
                  -----------------------
knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in Parent's Shares and has the financial ability to assume the monetary risk associated therewith, (b) is able to bear the complete Loss of his investment in Parent's Shares, (c) has received such other documents and information as he has requested and has had the opportunity to ask questions of, and receive answers from, Parent and its management concerning Parent, (d) is not an entity formed solely to make this investment, and (e) is not relying upon any statements or instruments made or issued by any Person other than Parent and its officers in making his decision to accept Parent's Shares as part of the Merger Consideration except for a valuation of the Parent Common Stock prepared by SWS Securities, Inc.

                                    ARTICLE V
                                    Covenants

     Section 5.1  Parent's and Sub's Covenants.
                  ----------------------------

          (a)     Confidentiality of Information. If this Agreement is
                  ------------------------------
terminated, Parent and Sub shall, upon the written request of the Company, return all copies of any information delivered to Parent and Sub or their employees, agents, attorneys or other representatives relating to the Company. Parent and Sub shall not use or disclose the Company's confidential information, unless such disclosure is required by applicable federal and state securities laws, for any purpose other than the evaluation and implementation of the transactions contemplated hereby. For purposes of this Section 5.1, "confidential" information does not include information which: (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Section 5.1; (ii) was known by Parent or Sub on a non-

AGREEMENT AND PLAN OF MERGER - Page 25
confidential basis prior to the disclosure thereof; or (iii) becomes available to Parent or Sub on a non-confidential basis from a third party who is not known by Parent or Sub to be bound by a confidentiality agreement with the Company, or is not otherwise prohibited from transmitting the information to Parent or Sub.

          (b)  Notice of Breach or Potential Breach. Parent or Sub shall
               ------------------------------------
promptly notify the Company of any change, circumstance or event that may prevent Parent or Sub from complying with any of its obligations, agreements or covenants hereunder.

          (c)  Parent's and Sub's Fairness Opinion. On or prior to the Closing
               -----------------------------------
Date, Parent and Sub shall provide a fairness opinion to the respective boards of directors of Parent and Sub from a business valuation firm or investment bank reasonably acceptable to the Company that the terms of the transactions contemplated hereby are fair to Parent and Sub from a financial point of view (the "Parent's and Sub's Fairness Opinion"). Parent and Sub shall pay the expenses and fees related to the procurement of Parent's and Sub's Fairness Opinion.

          (d)  Conduct of Business. Except as required or contemplated herein or
               -------------------
in connection with the Merger or as required by law, during the period from the date of this Agreement to the Closing Date, Parent and Sub shall not, without written notice to the Company, amend their organizational documents unless the amendments are necessary to comply with the terms of this Agreement; or effect any material transaction which is inconsistent with the past practices of Parent and Sub or not in furtherance of the business or the Merger.

          (e)  Parent's and Sub's Standstill Agreement. During the Standstill
               ---------------------------------------
Period, Parent and Sub and their respective officers, directors and shareholders will not negotiate or enter into any agreement of any type with any party other than this Agreement providing for (a) the acquisition of any other business entity engaging in the same line of business as the Company, through any type of corporate reorganization, stock acquisition, asset purchase or other similar transaction, or (b) the sale of stock of Parent or any merger, sale of material assets or transfer of material liabilities of Parent or any other similar transaction unless such transaction expressly provides for the acquisition of the Company by Parent or a successor entity on the same terms and conditions as provided for in this Agreement.

          (f)  SEC Filings. Parent shall timely file with the SEC all documents
               -----------
and reports required under the Securities Act relating to the Parent and under the Exchange Act relating to the transactions contemplated by this Agreement. Parent shall timely file with the SEC in the future all periodic and annual reports required to be filed by the Parent under the Exchange Act.

          (g)  Listing of Parent's Shares. Parent shall timely file with the
               --------------------------
NASDAQ Stock Market such notices, reports and documents required under the rules and regulations of the NASDAQ Stock Market and will cause the Parent's Shares to be listed in the NASDAQ Stock Market within 30 days after the Effective Time.

          (h)  Asset Purchase. Prior to the Conversion, Sub shall purchase
               --------------
Assets from the Company pursuant to Section 2.6 of this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 26

     Section 5.2 Covenants of the Company and Shareholders.
                 -----------------------------------------

          (a)    Conduct of Business.
                 -------------------

                 (i) Except as required or contemplated herein or in connection with the Merger or as required by law, during the period from the date of this Agreement to the Closing Date, the Company shall carry on and conduct the Business only in the ordinary course consistent with past practices, without any change in the policies, practices and methods that the Company pursued before the date of this Agreement. The Company and Members shall use their best efforts to preserve the Business organization intact; to preserve the relationships with the Company's customers, suppliers, and others having business dealings with it; and to preserve the services of the Company's employees, agents and representatives. The Company shall not undertake any action without the prior written consent of Parent and Sub that would result in any material change in the assets or liabilities of the Company, other than in the ordinary course of business consistent with past practices, except for the distribution of cash to the Members as contemplated by Section 2.6 herein and for adjustments to accrued expenses.

                 (ii) The Company shall immediately advise Parent and Sub in writing if any of the Company's representations or warranties are untrue or incorrect in any material respect or the Company becomes aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of the Company being untrue or incorrect. The Company shall not intentionally take any action, or intentionally omit to take any action, that is inconsistent with the manner in which the Company has conducted business in the past that would result in any of the Company's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date. The Company shall immediately notify Parent and Sub in writing if it enters into any Material Company Contract.

                 (iii) The Company shall not sell or hypothecate its assets, except for retail installment contracts held for sale in the ordinary course of business.

          (b)    Confidentiality of Information. If this Agreement is
                 ------------------------------
terminated, the Company shall, upon the written request of Sub or Parent, return all copies of any information delivered to the Company or its employees, agents, attorneys or other representatives relating to Parent and Sub. The Company shall not use or disclose Sub's or Parent's confidential information, unless such disclosure is required by applicable federal and state securities laws, for any purpose other than the evaluation and implementation of the transactions contemplated hereby. For purposes of this Section 5.2, "confidential" information does not include information which: (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Section 5.2; (ii) was known by the Company on a non-confidential basis prior to the disclosure thereof; or (iii) becomes available to the Company on a non-confidential basis from a third party who is not known by the Company to be bound by a confidentiality agreement with Parent and Sub, or is not otherwise prohibited from transmitting the information to the Company.

          (c)    Standstill. During the Standstill Period (defined below), the
                 ----------
Company shall not, and the Company shall cause each of the Company's agents and representatives

AGREEMENT AND PLAN OF MERGER - Page 27

(including, without limitation, investment bankers, attorneys and accountants, Shareholders, directors and officers of the Company) not to:

               (i) take any action to, directly or indirectly, solicit, encourage or initiate proposals, inquiries or offers from any Person (other than Parent and Sub, or its employees or representatives or Governmental Entities with respect to the transactions contemplated hereby), concerning any purchase or sale of the assets of the Company (other than sales of assets in the ordinary course of business consistent with past practices) or similar transaction or otherwise facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing without the express written consent of Parent and Sub;

               (ii) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any acquisition, business combination with, recapitalization of, or merger or purchase of all or a significant portion of the assets of, or any material equity interest in the Company, except this Agreement (a "Competing Transaction");

               (iii) solicit, initiate or encourage the submission of any proposal or offer from any Person or entity (including any of its Members, officers, employees and agents) relating to any Competing Transaction; or

               (iv) participate in any discussions or negotiations, furnish to any other Person or entity any information with respect to, or otherwise assist, facilitate or cooperate in any way with any effort or attempt by any other Person or entity to effect a Competing Transaction.

     The Company shall immediately notify Parent and Sub if, at any time prior to the Closing Date, any proposal, offer, inquiry or contact with respect to any of the foregoing is made, provided that such notification does not violate any pre-existing confidentiality agreements. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing. As used herein, "Standstill Period" shall mean the period commencing as of the Signing Date and ending on the Closing Date or, if applicable, the termination date of this Agreement.

          (d)  Notice of Breach or Potential Breach. The Company shall promptly
               ------------------------------------
notify Parent and Sub of any change, circumstance or event that may prevent Company from complying with any of its obligations, agreements or covenants hereunder.

          (e)  Representations and Warranties. The Company shall not
               ------------------------------
intentionally take or agree or commit to take any action that is inconsistent with the manner in which the Company has conducted business in the past that would result in any of the Company's representations or warranties hereunder being untrue or that would result in the failure of the conditions set forth in
Article VI to be satisfied.

          (f)  Transfer of Goodwill and Confidential Information. FCC and
               -------------------------------------------------
Members acknowledge and agree that all Confidential Information (as defined herein) and goodwill between FCC and its customers, employees, loan servicing agents, loan purchasers, as well as other parties with whom it has business relationships, shall belong exclusively to the Surviving Company as a wholly owned subsidiary of Parent, as of the Closing. FSB and Richard J.

AGREEMENT AND PLAN OF MERGER - Page 28

Driscoll ("Driscoll") agree that, for a period of two years following the Closing, none of them, whether singly or in combination with one another, will use or disclose the Confidential Information, without the express written permission of the Surviving Company. "Confidential Information" means all information, research, computer software, or programs and related documentation, practices, technical plans, customer lists, loan servicing agreements, loan purchasing and re-sale agreements and programs, pricing techniques, marketing plans, development plans, feasibility studies, acquisition programs, financial information or all other compilations of information related to the Business and owned by the Surviving Company, and that has not been disclosed by the Surviving Company to the general public or that does not exist in the public market.

          (g)  Noncompetition. Ancillary to the promises contained in this
               --------------
Agreement, and to preserve the goodwill and Confidential Information of FCC transferred to the Parent and the Surviving Company, FSB and Driscoll agree that none of them, whether singly or in combination, will, (i) for a period of three
(3) years after the Effective Time, directly engage in (except for Section 5.2(g)(ii) herein), or establish a subsidiary to engage in, the business of purchasing retail installment contracts for home improvement loans from contractors, and (ii) for a period of two years after the Effective Time, purchase any company or other business entity whose portfolio of home improvement loans is more than twenty percent (20%) of the total loan portfolio of such target company. Notwithstanding any other provision of this Agreement or the Operative Documents, the provisions of this Section 5.2(g) shall terminate if the Parent or the Surviving Company ceases to conduct the Business, dissolves, or files or becomes subject to a petition in bankruptcy.

   FSB and Driscoll agree that that Surviving Company (or Parent or its Affiliates) may, in addition to any remedy which the Surviving Company (or Parent or its Affiliates) may have at law or in equity, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of this covenant and to otherwise specifically enforce the provisions of this covenant. Further, the existence of any potential or alleged claim or cause of action of the Members against the Surviving Company, the Parent or any other party, whether predicated on this Agreement or otherwise, except as provided in the Escrow Agreement, will not constitute a defense to the enforcement by any party of the covenants contained in Sections 5.2(f) and 5.2(g). Nothing in this Agreement shall be construed to limit any obligation of confidentiality or noncompetition contained in any Employment Agreement, and if any Member has such an Employment Agreement, such two agreements shall be construed so as to provide the greater protection for the Surviving Company, Parent, and its Affiliates.

          (h)  Audit of the Company. The Company shall have completed an audit
               --------------------
of its financial statements for the fiscal year ended June 30, 2001, at its expense, by an independent accounting firm prior to Closing.

   Section 5.3 Mutual Covenants.
               ----------------

          (a)  Filings; Third Party Consents. Each of the Company, Parent and
               -----------------------------
Sub shall exercise reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under Applicable Law to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without

AGREEMENT AND PLAN OF MERGER - Page 29
limiting the generality of the foregoing, each of the Company, Parent and Sub shall exercise reasonable efforts to (a) obtain all necessary Governmental Permits and any other authorizations, consents, licenses, waivers, and approvals from third parties, parties to contracts or Governmental Entities including the delivery of any required notice thereto, (b) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (c) otherwise fulfill all conditions to this Agreement within reasonable control. In case at any time after Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          (b) Public Announcements and Press Release. Except as may otherwise be
              --------------------------------------
required by law or regulation or by court or administrative agency order, the parties hereto agree that no press release or similar public announcements shall be made with respect to the proposed transactions unless the parties hereto have consented in writing to such disclosure. In addition, except as may be necessary or desirable to disclose to any party's advisors, financiers, lenders, directors, officers, employees and representatives involved in this transaction, without the prior written consent of the other party, no party shall disclose to any Person any of the terms, conditions or other facts with respect to the transactions contemplated hereby.

          (c) Access to Information.
              ---------------------

              (i) The parties hereto agree to afford each other and their respective accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours through the Closing Date to each other's properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by any of them which may have a material effect on its businesses, properties or personnel, and (ii) such other information concerning their businesses, operations, properties, assets, condition (financial or other) results of operations and personnel as the other party shall reasonably request.

              (ii) In the event that this Agreement is terminated in accordance with its terms, all non-public material in written or machine readable form provided in connection herewith and all documents, memoranda, notes and other writings in written or machine readable form prepared by the parties based on the information in such material shall be destroyed (and such party shall use its reasonable best efforts to cause their Representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

              (iii) The parties shall promptly advise each other in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on the business, operations, properties, assets, condition (financial or other) or results of operations of such party.

          (d) Notification of Certain Matters. The Company, Parent and Sub shall
              -------------------------------
promptly notify each other of:

AGREEMENT AND PLAN OF MERGER - Page 30

                 (i) any notice or other communication from any person alleging that the consent of such person is required or contemplated by this Agreement;

                 (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                 (iii) any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party;

                 (iv) any administrative or other order or notification relating to any material violation or claimed violation of law;

                 (v) the occurrence or non-occurrence of any event or occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

                 (vi) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.4 "Piggy Back" Registration Rights.
                 --------------------------------

          (a) If Parent decides, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Securities Act on a form which is suitable for an offering for cash or shares of the Parent held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Parent will promptly give written notice to the Shareholders of its intention to effect such a registration. Subject to Section 5.4(b) below, Parent shall include all Parent's Shares that the Shareholder(s) request(s) be included in such registration by a written notice delivered to the Parent within fifteen (15) days after the notice given by the Parent. The Shareholders agree that any securities they request to be included in a Parent registration pursuant to this Section 5.4 shall be included by the Parent on the same form of registration statement as has been selected by the Parent for the securities the Parent is registering for sale for its own account.

          (b) If the registration involves an underwritten offering, the Parent will not be required to register Parent's Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"), which recommendation, and supporting reasoning, shall be delivered to the Shareholders. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Parent for any securities it proposes to sell for its own account, (ii) second, to the Shareholders requiring such registration pro rata among such Shareholders on the basis of the number of shares of Parent's Shares held by the Shareholders for which each such Shareholder requested registration, and (iii)

AGREEMENT AND PLAN OF MERGER - Page 31
third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

          (c) If the Company elects to terminate any registration filed pursuant to this Section 5.4, the Parent will have no obligation to register the securities sought to be included by the Shareholders in such registration. If the Parent includes in such registration any securities to be offered by it, all registration expenses of the Shareholders, except for underwriting discounts and commissions attributable to the Parent's Shares and fees and expenses of Shareholders' attorneys and accountants, will be borne by the Parent.

          (d) Parent and each Shareholder agree that during any 90-day period after the effective date of any registration statement covering the Parent's Shares, each Shareholder shall be allowed to sell up to 25% of the Parent's Shares owned of record and beneficially by each Shareholder on the effective date of the registration statement; provided, however, that none of the Escrowed Shares shall be sold by any Shareholder(s) until such Escrowed Shares shall have been released to Shareholders pursuant to the provisions of the Escrow Agreement. The number of Parent's Shares allowed to be sold during any 90-day period shall not be cumulative with any Parent's Shares which could have been sold in any prior 90-day period. Except for the Escrowed Shares, the restriction on sales of Parent's Shares by Shareholders in this Section 5.4(d) shall not apply to any Shareholder who owns of record and beneficially 50,000 shares or less of Parent's Shares. The restrictions in this Section 5.4(d) shall terminate two years after the Closing Date, subject to terms of the Escrow Agreement. The Company in its sole discretion may waive at any time the restrictions set forth in this Section 5.4(d), subject to restrictions of the Escrow Agreement.

                                   ARTICLE VI
                              Conditions to Closing

     Section 6.1 Conditions to Each Party's Obligation. The respective
                 -------------------------------------
obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

          (a) No statute, rule, regulation or order shall be enacted, promulgated, entered or enforced by any court or governmental authority which would prohibit consummation by such party of the transactions contemplated hereby.

          (b) Such party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

          (c) Other than as contemplated herein, there shall have been no changes in the business, operations, properties, assets or condition (financial or otherwise) of the parties' businesses that would constitute a Material Adverse Effect.

          (d) No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated hereby;

AGREEMENT AND PLAN OF MERGER - Page 32

     Section 6.2  Conditions to Obligation of the Company. The obligation of the
                  ---------------------------------------
Company to effect the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at Closing, of the following additional conditions, unless waived by the Company:

           (a) The Company's determination that the representations and warranties of Parent and Sub set forth in this Agreement (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified, shall be true and correct in all material respects, as of the Signing Date and the Closing Date; and, since the Signing Date and prior to the Closing Date, the representations and warranties of Parent and Sub shall not have been intentionally breached or breached by reason of actions taken by Parent and Sub that were inconsistent with the manner in which Parent and Sub have conducted business in the past; and Parent and Sub shall have delivered to the Company a certificate signed by the chief executive officer of Parent and Sub confirming the foregoing as of the Closing Date. Parent and Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

           (b) All Governmental Permits and any other third party approvals, consents, licenses, or waivers which, if not obtained, would have a Material Adverse Effect or a material adverse effect on either the assets, operations, financial condition or prospect of Parent shall have been obtained in form and substance reasonably satisfactory to the Company.

           (c) The Company's determination that there has been no material adverse disclosure or development in the business condition (financial or otherwise), assets, liabilities or prospects of Parent and Sub;

           (d) The Company shall have received a valuation of the Parent Common Stock prepared by SWS Securities, Inc. and acceptable to the Shareholders.

           (e) The Parent's Shares shall be duly authorized and validly issued, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through Parent, except as provided in the Escrow Agreement, under Article VIII herein and Section 5.4(d) herein. Within 30 days after the Effective Time, the Parent's Shares shall have been authorized for listing on the NASDAQ Stock Market.

           (f)    The cash distribution to Members as contemplated by Section
2.6 shall have occurred and the Conversion shall have been completed.

     Section 6.3  Conditions to Obligation of Parent and Sub. The obligation of
                  ------------------------------------------
Parent and Sub to effect the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at Closing, of the following additional conditions, unless waived by Parent:

           (a) Parent's and Sub's determination that the representations and warranties of the Company set forth in this Agreement (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified, shall be true and correct in all material respects, as of the Signing Date and the Closing Date; and, since the Signing Date and to the Closing Date, the representations and warranties of the Company shall not have been intentionally breached or breached by reason of actions taken by the Company that were

AGREEMENT AND PLAN OF MERGER - Page 33
inconsistent with the manner in which Company has conducted business in the past and that the disclosures on Company's Schedules are true and correct as of the Closing Date. At Closing, Company shall have delivered to Parent and Sub a certificate signed by the chief executive officer or managing member of the Company confirming the foregoing as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

           (b) Parent's and Sub's determination that there has been no material adverse disclosure or development in the business condition (financial or otherwise), assets, liabilities or prospects of the Company;

           (c) Prior to Closing, FCC shall have completed the Conversion into a Texas corporation.

           (d) Obtaining by the Company of all approvals, consents, assignments and waivers from third parties, including banking regulatory authorities which have jurisdiction over Company and Members, which, in the view of Parent's and Sub's counsel, are necessary or desirable to be obtained prior to the consummation of the transactions contemplated hereby and including a release of any Encumbrances on the Transferred Assets;

           (e) Acceptance by James D. Borschow of an employment agreement with Surviving Company in substantially the form of Exhibit B hereto (the "Employment Agreement");

           (f) The Company obtaining approval of Bank One N.A. to continue its loan purchase and servicing agreements with the Company after the Merger;

           (g) The Company obtaining a commitment from First Saving Bank ("FSB") to continue to purchase installment contracts originated in the State of New York pursuant to the purchase agreement in substantially the same form of Exhibit D attached hereto;

           (h) Parent and Sub obtaining a credit line of at least $2.5 million from a financial institution; and

           (i) The cash distribution to Members as contemplated by Section 2.6 shall have occurred and the Conversion shall have been completed.

                                   ARTICLE VII
                               Closing Deliveries

   Section 7.1  Closing Deliveries of the Company. At Closing, the Company shall
                ---------------------------------
deliver to Parent and Sub the following:

           (a)  Required Governmental Approvals and Other Consents. Copies of
                --------------------------------------------------
all required governmental approvals, authorizations and consents shall be delivered by the Company to Sub. The Company shall deliver to Sub any of the consents of other third parties required to consummate the transactions contemplated hereby.


AGREEMENT AND PLAN OF MERGER - Page 34

           (b)  Escrow Agreement. The Shareholders and the Company shall have
                ----------------
executed and delivered to the Parent the Escrow Agreement and stock certificates for the Escrowed Shares shall be delivered to the Escrow Agent.

           (c)  Employment Agreements. James D. Borschow shall execute and
                ---------------------
deliver to Parent and the Company the Employment Agreement.


           (d)  Member Resolutions. The Company shall deliver to Parent and Sub
                ------------------
the Company's board resolutions and shareholders resolutions approving this Agreement, the Operative Documents and the transactions described herein certified by the President or the Secretary of the Company in the form acceptable to Parent's and Sub's counsel.

           (e)  Certificate of Good Standing. The Company shall deliver to Sub a
                ----------------------------
Certificate of Good Standing for the Company issued by the Secretary of State of the State of Texas.

           (f)  Certificate of Executive Officer. The Company shall deliver to
                --------------------------------
Sub the certificate required by Section 6.2(a) executed by the President or the Secretary of the Company; and

           (g)  Documents Satisfactory in Form and Substance. The Company shall
                --------------------------------------------
have executed and delivered to Sub all required agreements, certificates and other documents in form and substance satisfactory to counsel of Sub, in the exercise of such counsel's reasonable judgment.

           (h)  Company Shares. Shareholders shall deliver to Parent
                --------------
certificates representing the Company Shares duly endorsed to Parent.

  Section 7.2   Closing Deliveries of Parent and Sub. At Closing, Parent and
                ------------------------------------
Sub shall deliver to the Company the following:

           (a)  Required Governmental Approvals and Other Consents. Copies of
                --------------------------------------------------
all governmental approvals, authorizations and consents shall be delivered to the Company by Sub. Sub shall deliver to the Company any of the consents of other third parties required to consummate the transactions contemplated hereby.

           (b)  Merger Consideration. Parent and Sub shall deliver to the
                --------------------
Shareholders at Closing the Merger Consideration, including: (i) $1,000,000 as required by Section 2.4; and (ii) Stock certificates evidencing Parent's Shares issued in the name of each Shareholder in the number of Shares as computed pursuant to Sections 2.4 and 2.5(a).

           (c)  Escrow Agreement. Parent shall have executed and delivered to
                ----------------
the Company and the Shareholders the Escrow Agreement and stock certificates for the Escrowed Shares shall be delivered to the Escrow Agent.

           (d)  Employment Agreements. The Company shall execute and deliver to
                ---------------------
James D. Borschow a duly executed Employment Agreement.

AGREEMENT AND PLAN OF MERGER - Page 35

           (e)  Sub's Board Resolutions. Sub shall deliver to the Company
                -----------------------
resolutions by its board of directors and its stockholder approving this Agreement, the Operative Documents and the transactions contemplated hereby, certified by the President or the Secretary of Sub in the form acceptable to the Company's counsel.

           (f)  Parent's Board Resolutions. Parent shall deliver to the Company
                --------------------------
its board resolutions approving this Agreement, the Operative Documents and the transactions contemplated hereby and the issuance of Parent's Shares to the Company certified by the President or the Secretary of Parent in the form acceptable to the Company's counsel.

           (g)  Parent's and Sub's Fairness Opinion. Parent and Sub shall
                -----------------------------------
deliver to the Company and each Shareholder a copy of Parent's and Sub's Fairness Opinion;

           (h)  Certificate of Executive Officer. Parent and Sub shall deliver
                --------------------------------
to the Company the certificate required by Section 6.3(a) executed by the Chief Executive Officer of Sub and by the Chief Executive Officer of Parent;

           (i)  Certificate of Good Standing. Parent and Sub shall deliver to
                ----------------------------
the Company a Certificate of Good Standing for Parent and Sub issued by the Secretary of State of the State of Texas.

           (j)  Documents Satisfactory in Form and Substance. Parent and Sub
                --------------------------------------------
shall have executed and delivered to the Company all agreements, certificates and other documents in form and substance satisfactory to counsel of the Company, in the exercise of such counsel's reasonable judgment.

                                  ARTICLE VIII
                                 Indemnification

  Section 8.1   Survival of Representations, Warranties and Covenants. Except
                -----------------------------------------------------
as provided herein, the representations, warranties and covenants of the parties set forth herein shall remain operative and in full force until two (2) years following the Closing Date (at which time such representations, warranties and covenants shall expire and be of no further force and effect); provided, however, that the sole remedy for any breach of such representations, warranties and covenants shall be as set forth in this Article VIII. The covenants of each respective party set forth in Sections 5.1(a), 5.1(f), 5.2(b), 5.2(f), 5.3(b), 5.3(c), and 5.4 of this Agreement shall survive termination and/or the Closing, as applicable, and shall remain operative and in full force indefinitely.

  Section 8.2   Indemnification.
                ---------------

           (a)  Indemnification by the Shareholders.
                -----------------------------------

                (i) Subject to the provisions of Section 8.1, Section 8.2(a) and Section 8.4 hereof, the Shareholders, severally in accordance with their respective Shareholder Percentage, shall indemnify and hold harmless Parent, Sub and the Company and its directors, officers, employees, Affiliates, and agents (collectively, an "indemnitee") at all times from and after the Closing Date, against and in respect of Losses arising from or relating to: (A) any

AGREEMENT AND PLAN OF MERGER - Page 36
breach of any of the representations or warranties made by the Company or Shareholders in this Agreement, including, but not limited to, Section 4.19(b);
(B) any breach of the covenants and agreements made by the Company or Shareholders in this Agreement; (C) any claims made by third parties, including any taxing authority, arising from the operations of the Business prior to and through the Closing Date except for claims made for Current Liabilities which, in the aggregate, are less than $130,000; (D) any liability for any transactions or agreements between any of the Company's current or former members, managers, shareholders, officers, directors or employees; and (E) the enforcement by Parent and Sub or other Indemnitee of their rights to be indemnified, defended and held harmless under this Agreement.

                (ii) No claim for indemnification shall be asserted against the Shareholders with respect to any single Loss in an amount less than $5,000, it being understood that the aggregate amount of all Losses arising from the same operative facts and circumstances shall be deemed a single Loss (a claim asserted against the Shareholders for a single Loss in excess of $5,000 being herein referred to as an "indemnifiable claim"). No Loss shall be deemed to have been sustained to the extent of any proceeds received by Sub or Parent or any other party indemnified by the Shareholders hereunder from any insurance policy with respect thereto.

                (iii) No amount shall be payable by the Shareholders with respect to any Indemnifiable Claims unless and until the aggregate amount of such Indemnifiable Claims payable by the Shareholders exceeds $17,500.

                (iv) The Shareholders' aggregate liability for indemnification hereunder shall not exceed the fair market value of the Escrowed Shares as calculated on the Closing Date (the "Shareholders' Liability Limit"). Each Shareholder's individual liability for indemnification hereunder shall not exceed their Shareholder Percentage of the Shareholder's Liability Limit. The Shareholder's liability for payment of Indemnifiable Claims hereunder shall be limited exclusively to Parent's right to receive for cancellation an appropriate number of Escrowed Shares pursuant to Section 8.4 of this Agreement and the Escrow Agreement. Notwithstanding any other provision of this Agreement or the Operative Documents, under no circumstances shall a Shareholder be required to make any payment to Parent or Sub pursuant to this Agreement.

                (v) An Indemnifiable Claim based upon a purported misrepresentation or breach of warranty or covenant by the Company or Shareholders must first be asserted within two (2) years from the Closing Date. Any Indemnifiable Claim that is not asserted within the period provided above therefor shall be forever barred.

         (b)    Indemnification by Parent and Sub.
                ---------------------------------

                (i) Subject to the provisions of Section 8.1 and Section 8.2(b) hereof, Parent and Sub shall indemnify and hold harmless the Shareholders, the Company and its Members, managers, officers, employees, Affiliates, and agents (collectively an "indemnitee") at all times from and after the Closing Date, against and in respect of Losses arising from or relating to: (A) any breach of any of the representations or warranties made by Sub or Parent in this Agreement, (B) any breach of the covenants and agreements made by Sub or Parent in this

AGREEMENT AND PLAN OF MERGER - Page 37

Agreement, (C) claims made by third parties, including any taxing authorities, arising from the operations of the Business after the Closing Date, and (D) the enforcement by the Shareholders or the Company's Members, managers, officers, employees, Affiliates, and agents of their rights to be indemnified, defended and held harmless under this Agreement.

                (ii) No claim for indemnification shall be asserted against Sub or Parent with respect to any single Loss in an amount less than $5,000, it being understood that the aggregate amount of all Losses arising from the same operative facts and circumstances shall be deemed a single Loss (a claim asserted against Sub or Parent for a single Loss in excess of $5,000 being herein referred to as an "indemnifiable claim"). No Loss shall be deemed to have been sustained to the extent of any proceeds received by the Company, its members or any other party indemnified by Parent and Sub hereunder from any insurance policy with respect thereto.

                (iii) No amount shall be payable by Sub or Parent with respect to any Indemnifiable Claims unless and until the aggregate amount of such Indemnifiable Claims payable by Sub or Parent exceeds $17,500.

                (iv) Parent's and Sub's aggregate liability for indemnification hereunder shall not exceed $250,000 (being referred to herein as the "Parent's and Sub's Liability Limit"). Notwithstanding the preceding sentence, any dispute between Parent and Sub and the Shareholders over the proper release of the Escrowed Shares under the Escrow Agreement shall not be subject to the Parent's and Sub's Liability Limit.

                (v) An Indemnifiable Claim based upon a purported misrepresentation or breach of warranty or covenant by Sub or Parent must first be asserted within two (2) years from the Closing Date. Any Indemnifiable Claim that is not asserted within the period provided above therefor shall be forever barred.

   Section 8.3  Procedures for Indemnification.
                ------------------------------

        (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) (a "Third-Party Claim") as to which a party (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim reasonably promptly after becoming aware of such Third-party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

        (b) If a Third-Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party so elects to assume the defense of a Third-Party

AGREEMENT AND PLAN OF MERGER - Page 38

Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including acknowledging its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third-Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third-Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third-Party Claim, all the Indemnitees shall reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

        (c) If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third-Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Losses in connection with such Third-Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third-Party Claim, provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee would otherwise materially adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom in accordance with the terms of this Article XI, the Indemnitee may defend against such claim or proceeding in such manner as it may deem appropriate; provided, however, that the Indemnitee may not settle any
                      -----------------
such claim or proceeding without the express written consent of the Indemnifying Party which consent shall not be unreasonably withheld

        (d) Any claim on account of Losses which does not involve a Third-Party Claim shall be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 8.3(d) shall contain a statement, in prominent and conspicuous type, that if the

AGREEMENT AND PLAN OF MERGER - Page 39

Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 30-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 90th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under Applicable Law.

     Section 8.4  Escrow Amount. At Closing, Company, the Shareholders, Parent
                  -------------
and an escrow agent to be designated and approved by the parties (the "Escrow Agent") shall execute the escrow agreement in substantially the form of Exhibit C attached hereto (the "Escrow Agreement"). The Escrow Agreement shall provide, among other terms, that 20% of Stock Consideration issued to the Shareholders (the "Escrowed Shares") shall be held by the Escrow Agent for a period of twenty-four (24) months after Closing to secure the Shareholders' obligations under Section 8.2(a) herein. If the Shareholders become obligated to indemnify Parent and Sub with respect to an Indemnifiable Claim and the amount of liability with respect thereto shall have been finally determined, the Escrow Agent shall release the appropriate number of Escrowed Shares to Parent for cancellation pursuant to the terms of the Escrow Agreement. The fair market value per share of the Escrowed Shares shall be the Average Closing Price or if applicable the Adjusted Average Closing Price as calculated at Closing pursuant to Section 2.5(a) herein. Notwithstanding any other provision of this Agreement, the Escrow Agreement, or the Operative Documents, the Shareholders' liability for indemnification shall be limited as set forth in Section 8.2(a)(iv) of this Agreement.

     The Escrowed Shares shall be automatically released to the Shareholders on the second anniversary of the Closing Date if there are no pending Indemnifiable Claims. Prior to such date, the Escrowed Shares shall be released to the Shareholders within ten (10) business days after receipt by Escrow Agent of written instructions signed by Parent and the Shareholders that any of the following events have occurred, provided there are no pending Indemnifiable
Claims:

                  (i) a transaction occurs so that the Surviving Company is no longer a wholly owned subsidiary of Parent;

                  (ii) Surviving Company sells all or substantially all of its assets; or

                  (iii) the termination by the Company of the employment of James D. Borschow other than for "Just Cause" as defined in the Employment Agreement.

AGREEMENT AND PLAN OF MERGER - Page 40

     If during the first year of the Escrow Agreement there is a transfer in a single transaction of the right to control twenty-five percent (25%) or more of the Parent's voting securities ("Change in Control") on the first anniversary date of the Escrow Agreement the Escrow Agent shall release to the Shareholders pro rata based on their Shareholders Percentage fifty percent (50%) of the Escrowed Shares provided there are no Indemnifiable Claims on the first anniversary date. If during the second year of the Escrow Agreement there is a Change in Control, the Escrow Agent shall release to the Shareholders within ten
(10) business days after receipt by Escrow Agent of written instructions signed by Parent and Shareholders all of the Escrowed Shares provided there are no pending Indemnifiable Claims.

     Section 8.5 Termination of Indemnification Obligations. The obligations of
                 ------------------------------------------
each party to indemnify, defend and hold harmless the other party and other Indemnitees pursuant to this Article VIII shall continue until the expiration of the applicable representation or warranty pursuant to Section 8.5 herein; provided, however, that the obligations of each party to indemnify, defend and hold harmless the other party and Indemnitees shall not terminate with respect to any individual item as to which an Indemnitee shall have before the expiration of the applicable period, made a claim by a delivering a notice to the Indemnifying Party.

                                   ARTICLE IX
                               Dispute Resolution

     Section 9.1 Dispute Resolution. The parties hereto agree that any
                 ------------------
controversy or other than a claim for injunctive relief ("Dispute") arising out of this Agreement shall be resolved in accordance with the following procedures. A Dispute may include, without limitation, any claim with respect to either party's obligations or its performance, failure to perform, adequacy of performance or good faith exercise of its rights under the Agreement. The parties shall endeavor in good faith to promptly, reasonably, and equitably settle all Disputes on an informal basis in the normal course of business. All Disputes which the parties cannot so settle in the normal course of business shall be negotiated and mediated in accordance with the following terms:

          (a) Either party (the "initiating party") may commence a negotiation of a Dispute ("Negotiation") by serving on the other party (the "responding party") a written statement of the nature and substance of the Dispute, a brief summary of its position with respect to the Dispute, its justifications therefor, and its proposal for resolution of the Dispute. Within ten (10) days, the responding party shall prepare and serve on the initiating party a written statement of its position in response. These position papers may be served by facsimile transmission or such other means and to such parties and at such addresses as the parties may designate from time to time ("Executives"). Within fourteen (14) days of exchanging position papers, the parties shall conduct a face-to-face meeting of the Executives and appropriate members of their respective management teams with knowledge of the matters underlying the Dispute and full authority to resolve the Dispute. The first such meeting shall be held at the office of the responding party, with succeeding meetings rotated between the parties' offices, or at such other locations as the parties may agree. The Executives shall conduct not less than two (2) meetings over a two week period. If the Executives cannot agree to a resolution of the Dispute within five (5) days thereafter, they may continue discussions or either party may invoke the mediation procedures set forth hereafter by giving notice to the other party.

AGREEMENT AND PLAN OF MERGER - Page 41

          (b) Either party may invoke non-binding mediation ("Mediation") upon conclusion of the Negotiation procedures described above by serving a notice of mediation on the other party and proposing a mediator. The other party shall respond within five (5) business days advising as to whether the proposed mediator is acceptable and, if not, proposing an alternative mediator. If the parties cannot agree within an additional two (2) business days to an acceptable mediator, then on the second business day after delivery of the other party's response, each party shall concurrently deliver to the other by an overnight delivery service of general commercial use and acceptance (such as Airborne, UPS, or Federal Express) a list of five proposed mediators in order of preference. The Person ranking highest on the two lists (measured by a total point system of 5 points for the first choice on each list, 4 points for the second choice on each list, etc.) shall be designated the mediator unless such Person refuses the designation, in which event the next highest ranking Person shall be designated the mediator. If no Person appears on both lists, or no Person who appears on both lists accepts the designation, and the parties cannot within five (5) additional days agree to a mediator, the parties shall each then designate a Person ("designee") who shall together decide on and confirm appointment of the mediator. If the designees are unable to agree, the designees shall apply to the Center for Public Resources to appoint a mediator in accordance with its Model Procedure for Mediation of Business Disputes as then in effect. The Person so appointed (the "Mediator") shall be compensated at an hourly rate (or an alternative compensation arrangement) to be agreed upon between the parties and the Mediator prior to appointment. The parties shall each pay one half the Mediator's fee and expenses. Each party shall prepare a written statement of the Dispute and its position, a summary of the prior negotiations, and a final proposal of settlement. Within fifteen (15) days of appointment of the Mediator, the parties shall submit such statement to the Mediator, together with such supporting or evidentiary materials or other matter as the parties deem appropriate to the Dispute. Concurrently, the parties shall deliver a copy of all submitted materials to the other party. Any further submissions shall be made only with the prior consent of the Mediator and all submissions shall be copies to the other party. No "discovery" or other proceeding shall be conducted except as directed by the Mediator. The Mediator may, at his option, hold hearings or conduct interviews, discussions, or negotiation sessions with any Person or entity, which he believes to be relevant to the Dispute. The Mediator may in his discretion conduct such interviews or discussions unilaterally or with the parties present. The Mediation shall be generally conducted in accordance with the Model Procedures for Mediation of Business Disputes as then in effect, or pursuant to such other procedures as the parties may agree. The parties shall endeavor to assist the Mediator in concluding the Mediation within a reasonable time, with a target of not later than thirty (30) days after initial submission of materials to the Mediator. At any time, after the parties have engaged in reasonable mediation activity, the Mediator may declare the Mediation to be terminated, and either party may elect to terminate the Mediation at any time by giving notice to the other party and the Mediator, if the Dispute is not resolved within ninety (90) days after the appointment of the Mediator. If, upon termination of the Mediation, the Dispute remains unresolved, both parties shall reserve all rights to seek a judicial resolution of the Dispute in accordance with Applicable Law, except as otherwise restricted by this Agreement. The resolution of any Dispute shall not constitute an amendment to the Agreement or a waiver or modification of either party's rights.

AGREEMENT AND PLAN OF MERGER - Page 42

                                    ARTICLE X
                                  Miscellaneous

     Section 10.1 Termination.
                  -----------

          (a) This Agreement may be terminated at any time prior to the Closing Date:

                  (i) by mutual written consent of the Company, the Shareholders, Parent and Sub;

                  (ii) by the Company or Parent if (A) any Governmental Entity which must grant a required regulatory approval has denied approval of the transaction and such denial has become final and nonappealable or (B) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement in the manner presented;

                  (iii) by the Company or Parent (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to Closing;

                  (iv) by the Company if the transaction shall not have been consummated on or before October 12, 2001, unless the failure of Closing to occur by such date shall be due to the failure of the Company to perform or observe the covenants and agreements of the Company set forth herein;

                  (v) by Parent if the transaction shall not have been consummated on or before October 12, 2001, unless the failure of Closing to occur by such date shall be due to the failure of Sub to perform or observe the covenants and agreements of Sub set forth herein; and

                  (vi) by the Company or Parent if the Average Closing Price per share of Parent's Common Stock at the time of Closing is less than $3.25 or greater than $4.75.

          (b) In the event of termination of this Agreement by either Company, Parent or Sub as provided in 10.1(a), this Agreement shall forthwith become void and have no effect, and neither the Shareholders, the Company, Sub, or Parent, nor any of their respective Subsidiaries or Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except (i) the confidentiality provisions of Sections 5.1(a) and 5.2(b), the publicity provisions in Section 5.3(b) and the costs, expenses and legal fees provisions of Section 10.2 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Shareholders and Company nor Parent and Sub shall be relieved or released from any liabilities or Losses arising out of its willful breach of any provision of this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 43

     Section 10.2 Costs, Expenses and Legal Fees. Each party hereto shall bear
                  ------------------------------
its own costs and expenses (including accounting costs and attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement or related documents.

     Section 10.3 Notices and Payments. All notices, demands and other
                  --------------------
communications hereunder shall be in writing and shall be delivered (i) in person, or (ii) by United States mail, certified or registered, with return receipt requested, or (iii) by national overnight courier service, as follows:

          If to Company:                 First Consumer Credit, LLC
                                         12740 Hillcrest Road, Suite 240
                                         Dallas, Texas 75230
                                         ATTN: James D. Borschow, President

          If to Shareholders:            At their address as set forth on the
                                         Signature Page of this Agreement

                                                with a copy to

                                         Mark Haynie
                                         Haynie Rake & Repass, PC
                                         14651 Dallas Parkway, Suite 136
                                         Dallas, Texas  75254

          If to Sub:                     Home Credit Acquisition Inc.
                                         750 State Highway 121 Bypass, Suite 170
                                         Lewisville, Texas 75067
                                         ATTN: Murray H. Gross, President

          If to Parent:                  U.S. Home System, Inc.
                                         750 State Highway 121 Bypass, Suite 170
                                         Lewisville, Texas 75067
                                         ATTN: Murray H. Gross, President

                                                with a copy to

                                         Jackson Walker L.L.P.
                                         901 Main Street, Suite 6000
                                         Dallas, Texas 75202
                                         ATTN: Richard B. Goodner

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 13.3. Any notice, demand or other communication given pursuant to the provisions of this Section 13.3 shall be deemed to have been given on the date actually delivered against proof of receipt therefor.

AGREEMENT AND PLAN OF MERGER - Page 44

     Section 10.4 Third Party Beneficiaries. Nothing expressed or referred to in
                  -------------------------
this Agreement shall be construed to benefit or create any right or cause of action in or on behalf of any Person (including any Transferred Employee) other than Company, the Shareholders, the Parent and Sub. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     Section 10.5 Independent Contractors. Nothing contained in this Agreement
                  -----------------------
or any other Operative Document shall be construed as creating or constituting a partnership, joint venture or agency between the parties to this Agreement. Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

     Section 10.6 Successors and Assigns. All terms and provisions of this
                  ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned, delegated or otherwise transferred (by operation of law or otherwise) by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by Sub of its rights and privileges hereunder to an Affiliate of Sub (it being understood that no such assignment shall relieve Sub of its duties or obligations hereunder), or (b) for the assignment, delegation or other transfer by Sub or Company of its rights, privileges, duties and obligations hereunder to any Person into or with which Sub or Company shall merge or consolidate or to which Sub or Company shall sell all or substantially all of its assets, provided that the assignee formally agrees in writing to assume all the rights and obligations of the assigning party created hereby. This Agreement shall not be deemed to confer upon any Person not a party hereto any rights or remedies hereunder.

     Section 10.7 Amendments and Waivers. This Agreement, any of the instruments
                  ----------------------
referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. No waiver by any party hereto of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     Section 10.8 Severability of Provisions. If any provision of this Agreement
                  --------------------------
or the application of any such provision to any Person or circumstances is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     Section 10.9 Counterparts; Delivery. This Agreement may be executed in
                  ----------------------
multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single instrument. The parties acknowledge that delivery of executed counterparts of

AGREEMENT AND PLAN OF MERGER - Page 45
this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     Section 10.10 Governing Law. This Agreement is made and entered into under
                   -------------
the laws of the State of Texas without regard to its choice or conflicts of law principles, and the laws of the State of Texas applicable to agreements made and to be performed entirely shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

     Section 10.11 Captions. The captions contained in this Agreement are for
                   --------
convenience of reference only and do not form a part of this Agreement.

     Section 10.12 Entire Agreement. The making, execution and delivery of this
                   ----------------
Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written instruments specifically referred to herein embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     Section 10.13 Gender and Number. When the context requires, the gender of
                   -----------------
all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     Section 10.14 Reference to Agreement. Use of the words "herein", "hereof",
                   ----------------------
"hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


AGREEMENT AND PLAN OF MERGER - Page 46

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                 THE COMPANY:
                                 ------------

                                 FIRST CONSUMER CREDIT, LLC, a Texas limited liability company


                                 By: /s/ James D. Borschow
                                     ------------------------------------------
                                 Name: James D. Borschow
                                 Its: President
                                 Address: 12740 Hillcrest Road, Suite 240
                                          Dallas, Texas 75230


                                 MEMBERS:
                                 -------


                                     /s/ James D. Borschow
                                 ----------------------------------------------
                                 James D. Borschow
                                 7334 Larchview
                                 Dallas, Texas 75240


                                     /s/ Richard Driscoll
                                 ----------------------------------------------
                                 Richard Driscoll
                                 2044 Greenwood Lane
                                 Roanoke, Texas 76262

                                 First Savings Bank, F.S.B.

                                 By: /s/ Richard Driscoll
                                    -------------------------------------------
                                 Its: President
                                 Address: 301 South Center Street, Suite 120
                                          Arlington, Texas 76010

AGREEMENT AND PLAN OF MERGER - Page 47

                                SUB:
                                ---

                                HOME CREDIT ACQUISITION INC.,
                                a Texas limited liability company

                                By: U.S. HOME SYSTEMS, INC., its sole Member


                                    By: /s/ Murray H. Gross
                                       -----------------------------------------
                                    Its: President
                                    Name: Murray H. Gross
                                    Address: 750 State Highway 121 Bypass,
                                             Suite 170
                                             Lewisville, Texas 75067


                                PARENT:
                                ------

                                U.S. HOME SYSTEMS, INC., a Delaware corporation


                                By: /s/ Murray H. Gross
                                   ---------------------------------------------
                                Its:  President
                                Name: Murray H. Gross
                                Address: 750 State Highway 121 Bypass, Suite 170
                                         Lewisville, Texas 75067


AGREEMENT AND PLAN OF MERGER - Page 48

                         INDEX OF SCHEDULES AND EXHIBITS

      SCHEDULES                         DESCRIPTION
----------------------     -----------------------------------------------------
       2.1(d)              Directors and Officers of the Company
         3.7               Issuance of Stock
         4.1               Validity and Capitalization
         4.5               Required Licenses and Permits
         4.7               Non-Contravention
       4.8(a)              Governmental Approvals
       4.8(b)              Required Consents
         4.9               Material Contracts of the Company
       4.12(c)             Tax Matters
        4.13               Encumbrances
        4.15               List of Employees; Cash Compensation
       4.17(b)             Company's Plans
       4.17(c)             Company's Plans Subject to Title IV of ERISA
       4.17(l)             Post-Retirement Benefits
       4.17(m)             Agreements
       4.19(b)             Debt of the Company
       4.19(c)             Receivables of the Company
       4.19(d)             Payables of the Company
        4.20               Ownership of Parent's Common Stock

       EXHIBIT                          DESCRIPTION
----------------------     -----------------------------------------------------
          A                Articles of Merger
          B                Employment Agreement of James Borschow
          C                Escrow Agreement
          D                Retail Installment Contract Origination and
                           Indemnification Agreement